                                                               EXHIBIT 10(r)(ii)

                                                                  Execution Copy





                         RECEIVABLES PURCHASE AGREEMENT

                          Dated as of August 29, 1996

                                     among

                        LCI INTERNATIONAL TELECOM CORP.,

                                  as a Seller

                                      and

                                LCI SPC I, INC.,

                                as the Purchaser

                               TABLE OF CONTENTS


       SECTION                                                                                          PAGE
                                                              ARTICLE I

                                                             DEFINITIONS

         1.01.  Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.02.  Accounting Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         1.03.  Other Terms.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         1.04.  Computation of Time Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

                                                              ARTICLE II

                                                  AMOUNTS AND TERMS OF THE PURCHASES

         2.01.  (a)  Purchases of Receivables; Agreement
                    to Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.02.  Payment for the Purchases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         2.03.  Settlement Procedures on each Report Date . . . . . . . . . . . . . . . . . . . . . . .  14
         2.04.  Payments and Computations, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.05.  Transfer of Records to the Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                             ARTICLE III

                                                         CONDITIONS PRECEDENT

         3.01.  Conditions Precedent to Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.02.  Conditions Precedent to Ongoing Purchases.  . . . . . . . . . . . . . . . . . . . . . .  19
         3.03.  Effect of Payment of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                              ARTICLE IV

                                                   REPRESENTATIONS AND WARRANTIES

         4.01.  Representations and Warranties of the Sellers.  . . . . . . . . . . . . . . . . . . . .  19
         4.02.  Representations and Warranties of the Purchaser.  . . . . . . . . . . . . . . . . . . .  26

                                                              ARTICLE V

                                                  GENERAL COVENANTS OF THE SELLERS

         5.01.  Affirmative Covenants of the Sellers  . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.02.  Negative Covenants of the Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                                                              ARTICLE VI

                                                   ADMINISTRATION AND COLLECTION

         6.01.  Collection of Receivables.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.02.  Designation of Collection Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.03.  Duties of the Collection Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                               TABLE OF CONTENTS

        SECTION                                                                                         PAGE
         6.04.  Responsibilities of the Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         6.05.  Further Action Evidencing Purchases . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         6.06.  Application of Collections. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         6.07.  Servicing Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         6.08.  Collection Agent Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

                                                             ARTICLE VII

                                                          INDEMNIFICATION

         7.01.  Indemnities by the Sellers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

                                                           ARTICLE VIII

                                                          MISCELLANEOUS

         8.01. Waivers; Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.02. Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.03. Effectiveness; Binding Effect; Assignability . . . . . . . . . . . . . . . . . . . . . .  50
         8.04. GOVERNING LAW; SUBMISSION TO JURISDICTION;
               WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         8.05. Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         8.06. Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         8.07. Execution in Counterparts; Severability  . . . . . . . . . . . . . . . . . . . . . . . .  53
         8.08. Purchase Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         8.09. No Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         8.10. Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54


                             EXHIBITS AND SCHEDULES

Exhibit A               -        Form of Subordinated Note
Exhibit B               -        Form of Daily Report
Exhibit C               -        Form of Computer Software and Equipment Attornment Agreement
Exhibit D               -        Form of Billing Agent Agreement Attornment Agreement


Schedule 4.01(g)        -        Actions, Suits
Schedule 4.01(h)        -        Addresses and Locations of Books and Records of the Sellers
Schedule 4.01(j)        -        Tradenames, Subsidiaries, Etc.
Schedule 4.01(n)        -        ERISA Matters
Schedule 4.01(o)        -        Lock-Box Banks; Lock-Box Accounts; Lock-
                                 Box Numbers; Permitted Unblocked
                                 Accounts; Maximum Transmission Times for
                                 Funds on Deposit in Permitted Unblocked
                                 Accounts

Schedule 4.01(u)(1)      -        Computer Software and Equipment License Agreements
Schedule 4.01(u)(2)      -        Billing Agent Agreements
Schedule 4.01(v)         -        Qualified LEC Agreements
Schedule 5.02(l)         -        Tariff Restrictions

                         RECEIVABLES PURCHASE AGREEMENT
                          Dated as of August 29, 1996


                 This RECEIVABLES PURCHASE AGREEMENT (the "Agreement"), dated as of August 29, 1996, is made by and among LCI SPC I, INC., a Delaware corporation (the "Purchaser"), and LCI INTERNATIONAL TELECOM CORP., a Delaware corporation ("LCI") individually and as the initial "Collection Agent" (as hereinafter defined) (LCI, together with any other Subsidiary of the Parent that hereafter becomes a party hereto as a seller of Receivables to the Purchaser, being collectively, the "Sellers" and individually a "Seller").


                                  WITNESSETH:

                 WHEREAS, the Sellers desire to sell, and the Purchaser has agreed to purchase, all of such Sellers' respective right, title and interest in certain of their accounts receivable on the terms and conditions provided herein; and

                 WHEREAS, The Purchaser, as "Transferor", LCI, as the initial "Collection Agent", Enterprise Funding Corporation (the "Company"), those financial institutions from time to time party thereto as "Bank Investors", and NationsBank, N.A., as "Agent" have entered into that certain Transfer and Administration Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the "TAA"), pursuant to which the Purchaser may from time to time convey, transfer and assign undivided percentage interests in accounts receivable purchased from the Sellers, and the Company may, and the Bank Investors, if requested, shall, accept such conveyance, transfer and assignment of such undivided percentage interests;

                 NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.01. Certain Definitions. For all purposes of this Agreement, except as otherwise specifically provided herein, capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in the TAA, the terms of which are incorporated by reference herein and made a part hereof. In addition, as used in this Agreement, the following terms shall have the following meanings:

                 "Actual Outstanding Balance" means the actual Outstanding Balance of all Direct Billed Receivables sold by each of the Sellers to the Purchaser hereunder during any month, as such amount shall be set forth on the Investor Report covering such month.

                 "Adjustments" has the meaning specified in Section 2.03(a).

                 "Applicable Purchase Price Percentage" has the meaning specified in Section 2.02(b) hereof.

                 "Available Funds" has the meaning specified in Section
2.03(c).

                 "Collection Date" means the date occurring after the Termination Date upon which the Aggregate Unpaids shall have been paid in full, in cash.

                 "Cut-Off Date" means the last day of each calendar month.

                 "Daily Report" has the meaning specified in Section 2.02(b).

                 "Dilution Adjustment" means, with respect to all Receivables sold by any Seller to the Purchaser hereunder as of any Report Date, an amount calculated on each Investor Report for the immediately preceding calendar month equal to the aggregate reductions in the Outstanding Balances of all such Receivables during the calendar month covered by such Investor Report as a result of Dilution.

                 "Direct Billed Loss Discount" has the meaning specified in
Section 2.02(b) hereof.

                 "Direct Billed Purchase Discount Reserve Ratio" has the meaning specified in Section 2.02(b) hereof.

                 "Direct Billed Receivable Adjustment" means an amount determined on each Report Date equal to the difference between the Actual Outstanding Balance and the aggregate Estimated Outstanding Balance of all of the Direct Billed Receivables Purchased by the Purchaser from a Seller hereunder during the month preceding such Report Date, which amount, if positive, shall then be owing by the Purchaser to the applicable Sellers and, if negative, shall be then owing by the applicable Seller to the Purchaser, in each case, in accordance with Section 2.03(b) or (c), as applicable.

                 "Discount Rate" has the meaning specified in Section 2.02(b) hereof.

                 "Estimated Initial LEC True-Up" has the meaning specified in
Section 2.02(b).

                 "Estimated Outstanding Balance" means, with respect to any Purchase of any Direct Billed Receivables, the product of (a) the number of minutes of phone service provided to the Obligors giving rise to any such Direct Receivables to be Purchased on such date and (b) the Estimated Rating Factor at such time.

                 "Estimated Rating Factor" means, at any time, an amount set forth in the most recent Investor Report equal to the weighted average of the ratings factors used in determining the Actual Outstanding Balances of the Direct Billed Receivables during the month covered by such Investor Report, as such amount shall be determined by the Collection Agent, provided, that if the Purchaser or the Agent disagrees with such calculation, such Person may recalculate such amount and such recalculated amount shall be the Estimated Rating Factor for such period.

                 "Initial LEC True-Up Adjustment" means with respect to each LEC Agreement covering any Qualified LEC Receivables, the difference of (i) the actual aggregate amount of LEC True-Ups applied by the applicable LEC against amounts owing to the Sellers by such LECs in respect of Qualified LEC Receivables sold to the Purchaser hereunder but which relate to amounts under-collected or over-collected (relative to the LEC Withholding applied in connection with (and at the time of) the transfer, transmission or other conveyance thereof to the LEC pursuant to the applicable LEC Agreement) of LEC Receivables which arose prior to the Applicable Initial LEC Receivable Cut-Off Date, as such amount is determined on the Initial LEC True-Up Adjustment Date relating to such LEC Agreement and (ii) the Estimated Initial LEC True-Up in respect of such LEC Agreement, which difference, if positive, would then be owing by the applicable Seller to the Purchaser and, if negative, would then be owing by the Purchaser to the applicable Seller, in each case, in accordance with Section 2.03(b) or (c), as applicable. In determining the amount set forth in clause (i) above, the amount of any LEC True-Up relating to any period covered by a PAR Statement in which some but not all transmissions of LEC Receivables to the LECs during such period were Purchased by the Purchaser hereunder, such LEC True-Up shall be allocated with respect to those Receivables Purchased hereunder and those not Purchased hereunder pro rata based on the relation that the number of minutes of use included in those transmissions of such Receivables which were Purchased or not Purchased, as applicable, during such month bears to the total number of minutes of use included on all such transmissions made to such LEC during the period covered by such PAR Statement.

                 "Initial LEC True-Up Adjustment Date" means, with respect to any Qualified LEC Agreement, the Report Date occurring after the occurrence of the LEC True-Up Date with respect to those Receivables included in the initial Purchase hereunder of LEC Receivables covered thereunder.

                 "LEC Discount Amount" has the meaning specified in Section 2.02(b) hereof.

                 "LEC Loss Discount" has the meaning specified in Section 2.02(b) hereof.

                 "LEC Purchase Discount Reserve Ratio" has the meaning specified in Section 2.02(b) hereof.

                 "LEC True-Up Date" means, with respect to any LEC Agreement, the date upon which the LEC True-Ups with respect to any LEC Receivables are effected pursuant to the terms thereof.

                 "Noncomplying Receivable" means any Receivable which, as of the date of the Purchase thereof by the Purchaser hereunder, did not meet the criteria for an "Eligible Receivable" set forth in the definition thereof in the TAA, except that, for purposes of determining which Receivables are Noncomplying Receivables, references in clauses (iv) and (v) of such definition in the TAA to "the time of the initial creation of an interest therein hereunder" shall instead be deemed to mean and refer to "the time such Receivable was sold or transferred by such Seller to the Purchaser hereunder."

                 "Post-Termination Date LEC True-Up Reimbursement Obligations" means the amount of any LEC True-Up resulting from the under-collection or over-collection (relative to the LEC Withholding applied in connection with (and the time of) the transfer, transmission or other conveyance thereof to the LEC pursuant to the applicable LEC Agreement) of a Qualified LEC Receivable previously sold to the Purchaser hereunder, which amount is applied by the applicable LEC against or added to amounts owing by such LEC to any of the Sellers in respect of LEC Receivables transferred, transmitted or otherwise conveyed to and accepted by such LEC after the Termination Date. In determining the amount set forth in the preceding sentence, the amount of any LEC True-Up relating to any period covered by a PAR Statement in which some but not all transmissions of LEC Receivables to the LECs during such period were Purchased by the Purchaser hereunder, such LEC True-Up shall be allocated with respect to those Receivables Purchased hereunder and those not Purchased hereunder pro rata based on the relation that the number of minutes of use included in those transmissions of such Receivables which were Purchased or not Purchased, as applicable, during such month bears to the total number of minutes of use included on all such transmissions made to such LEC during the period covered by such PAR Statement.

                 "Purchase" means, on any date, the sale, assignment, transfer and/or other conveyance by the Sellers to the Purchaser of all such Seller's Receivables existing on such date and for which the Purchase Price has not been previously paid (including by increasing the outstanding balance of the Subordinated Note) and which have not previously been sold, assigned, transferred or otherwise conveyed to the Purchaser by the Sellers, in either case, in accordance with the terms of Sections 2.01 and 2.02 hereof; and "Purchased" means the past tense of Purchase; it being understood and agreed, that no LEC Receivable shall be deemed Purchased hereunder until it has become a Qualified LEC Receivable.

                 "Purchase Price" has the meaning specified in Section 2.02(b) hereof.

                 "Purchased Assets" has the meaning specified in Section 2.01(a) hereof.

                 "receivable" means the indebtedness owed to any of the Sellers (including, in the case of a LEC Receivable, any such indebtedness payable to a LEC on behalf of such Seller) by any Obligor or by any credit card company on behalf of such Obligor (if such indebtedness was charged by such Obligor on its credit card) (in each case, prior to giving effect to any Purchase hereunder), whether constituting an account, chattel paper, instrument, investment property or general intangible, arising in connection with the sale or lease of goods, merchandise or inventory or the rendering of services by such Seller and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto.

                 "Receivable" means any Private Line Receivable, Switched Services Receivable or Qualified LEC Receivable of any of the Sellers, and "Receivables" means all such Private Line Receivables, Switched Services Receivables, and Qualified LEC Receivables of the Sellers; it being understood and agreed, that the terms "Receivable" or "Receivables" (x) shall not include
(i) any Non-Qualified LEC Receivables, (ii) any Operator Services Receivables, or (iii) any Intermediate Biller Receivables and (y) shall include Unbilled Toll. In addition, once a Receivable has been deemed collected pursuant to
Section 2.9 of the TAA and the applicable Seller shall have satisfied its obligations with respect to Section 2.03(b) with respect thereto, such receivable shall no longer constitute a Receivable hereunder.

                 "Related Assets" has the meaning specified in Section 2.01(a) hereof.

                 "Related Security" means, with respect to any Receivable of any Seller, all of such Seller's rights, title and interest in, to and under:

                               (i) all rights and claims of such Seller under the applicable LEC Agreements to and for the

         Associated LEC Payments owed by the applicable LEC party thereto and all such payments so made, in each case, whether such rights, claims or payments constitute accounts, chattel paper, general intangibles, instruments, cash, investment property, securities or otherwise;

                                  (ii)  all rights and claims of such Seller to
         or for payments from any credit card companies for any Receivables, and all such payments so made, in each case, whether such rights, claims or payments constitute accounts, chattel paper, general intangibles, instruments, cash, investment property, securities or otherwise;

                                  (iii)  each of the Permitted Unblocked
         Accounts, Lock-Boxes and Lock-Box Accounts of such Seller, and all items of payment, monies and other property from time to time on deposit therein;

                                  (iv)  the goods, merchandise or inventory
         (including returned or repossessed goods, merchandise or inventory), if any, the sale or lease of which by such Seller gave rise to such Receivable;

                                  (v)   all other security interests or
         liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

                                  (vi)  all guarantees, letters of credit,
         indemnities, warranties, insurance policies (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

                                  (vii) all Records related to such Receivable;
         and

                                  (viii) all Proceeds of any of the foregoing.

                 "Report Date" means the 20th day of each calendar month.

                 "Seller Loans" has the meaning specified in Section 2.02(c) hereof.

                 "Subordinated Note" has the meaning specified in Section 2.02(d) hereof.

                 SECTION 1.02. Accounting Terms. Under this Agreement, all accounting terms not specifically defined herein shall be interpreted, all accounting determinations made, and all financial statements prepared, in accordance with GAAP.

                 SECTION 1.03. Other Terms. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. The words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented and not to any particular section, subsection, or clause contained in this Agreement, and all references to Sections, Exhibits and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Exhibits and Schedules attached hereto, the terms of which Exhibits and Schedules are hereby incorporated into this Agreement. Whenever appropriate, in the context, terms used herein in the singular also include the plural, and vice versa.

                 SECTION 1.04. Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date".

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE PURCHASES

                 SECTION 2.01. (a) Purchases of Receivables; Agreement to Purchase. Subject to the terms and conditions hereinafter set forth (including the conditions set forth in Article III), the Purchaser hereby purchases from each Seller, and each Seller hereby severally sells, transfers, assigns and otherwise conveys to the Purchaser all of such Seller's right, title and interest in all of such Seller's Receivables existing as of the Business Day immediately preceding the Closing Date or thereafter arising until the Business Day, immediately preceding the Termination Date, in each case together with all of the Related Security relating to, and all Collections and other Proceeds of, such Receivables and Related Security (such Related Security, Collections and Proceeds being, collectively, the "Related Assets"). On each Business Day until the Termination Date, the Purchaser shall pay for the Purchases described in the preceding sentence no later than 5:00 p.m. (New York time) on the applicable date of Purchase of such Receivables by making available to the Sellers the payment of the Purchase Price required under Section 2.02. Prior to paying the Purchase Price hereunder, the Purchaser may request of any Seller, and such Seller shall deliver, such approvals, opinions, information, reports or documents as the Purchaser may reasonably request. As used in this Agreement, the term "Purchased Assets" shall mean all Receivables which are paid for through cash and/or Seller Loans under this Agreement and all Related Assets relating thereto.

                 (b) It is the intention of the parties hereto that each Purchase of Receivables and Related Security hereunder shall constitute a "sale" from each applicable Seller to the Purchaser under applicable state law and Federal bankruptcy law and, more particularly with respect to the sale of Receivables, but without limitation, a "sale of accounts," as such term is used in Article 9 of the UCC, which sales are, in each case, absolute and irrevocable and provide the Purchaser with all rights of ownership of the Receivables and the Related Security associated therewith. Neither any Seller nor the Purchaser intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from the Purchaser to the Sellers secured by such assets. Except for the Dilution Adjustments and Direct Billed Receivable Adjustments made on each Report Date, the Initial LEC True-Up Adjustments made on any Initial LEC True-Up Adjustment Date, payments made in respect of any Post-Termination Date LEC True-Up Reimbursement Obligations and certain indemnities pursuant to Section 7.01 (none of which true-ups, adjustments or obligations relate to the creditworthiness of the Receivables or Related Security Purchased by the Purchaser hereunder), each sale of Receivables and the Related Security relating thereto by a Seller to the Purchaser is made without recourse to such Seller; provided, however, that (i) each Seller shall be liable to the Purchaser for all representations, warranties and covenants made by such Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by the Purchaser or any assignee thereof of any obligation of any Seller or any other person to any Obligor or otherwise arising in connection with the related Contracts or any other obligations of the Sellers thereunder or in connection therewith. In view of the intention of the parties hereto that the Purchases of Receivables and the Related Security made hereunder shall constitute sales of such Receivables and Related Security rather than a loan secured thereby, each Seller agrees to note on its financial statements and in its books and records that its Receivables and the Related Security associated therewith have been sold to the Purchaser and to respond to any inquiries made by third-parties as to the ownership of the Receivables and Related Security so sold that such Receivables and Related Security have been sold to the Purchaser.

                 (c) Notwithstanding any other provision of this Agreement to the contrary, the Purchaser shall not purchase from any Seller, nor shall any Seller sell to the Purchaser, any Receivable or any Related Security associated therewith from and after the time of any bankruptcy filing by or against such Seller or against the Purchaser.

                 (d) To the extent that, notwithstanding the provisions of the immediately preceding clause (b), the Purchases hereunder are deemed for any reason not to constitute valid "sales of accounts" and such associated Related Security as set forth above, this Agreement shall also be deemed to create a security interest (within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect in all applicable jurisdictions) in favor of the Purchaser in all of the applicable Seller's rights, title and interest in, to and under the Purchased Assets. Upon each such Purchase, the applicable Seller hereby grants such a security interest to the Purchaser in the Purchased Assets which are the subject of such Purchase, and this Agreement shall constitute a security agreement within the meaning of Article 8 and Article 9 of the UCC of all applicable jurisdictions.

                 SECTION 2.02. Payment for the Purchases. (a) The Purchase Price for the Receivables and the other Purchased Assets sold by each of the Sellers under this Agreement shall be payable in full in cash by the Purchaser to the applicable Seller, in each case on the date of each such Purchase, except that (A) to the extent that the Purchaser has insufficient funds to pay the Purchase Price for any Receivables and other related Purchased Assets to be purchased by it on any date, such remaining portion of the Receivables and other Purchased Assets of each Seller for which the Purchase Price has not been received in cash shall (subject to the limitations thereon described in Section 2.02(c)) be paid for by an increase in the outstanding principal balance of such Seller's Subordinated Note to the extent of such unpaid Purchase Price and
(B) the Purchaser may, with respect to any Purchase, offset against such Purchase Price (i) any amounts shown on an Investor Report as owing from the applicable Seller to the Purchaser and which remain unpaid or (ii) any other uncontested amounts owed by such Seller to the Purchaser hereunder and which remain unpaid.

                 (b) On each Business Day, each Seller shall deliver to the Collection Agent a report (a "Daily Report") in the form attached hereto as Exhibit B, which Daily Report shall set forth, among other things, (i) with respect to the Direct Billed Receivables existing on such date which have not been previously sold to the Purchaser hereunder, the aggregate amount of minutes of phone services provided by such Seller giving rise to such Direct Billed Receivables, the Estimated Rating Factor at such time, the Estimated Outstanding Balance of the Direct Billed Receivables being sold to the Purchaser by such Seller on such date and the Purchase Price owed to such Seller on such date in respect of such Receivables, and (ii) with respect to any Qualified LEC Receivables being sold on such day, the aggregate Outstanding Balance of all such LEC Receivables and the Purchase Price owed to such Seller on such date in respect thereof. The applicable Purchase Price (the "Purchase Price") payable to any Seller on any Business Day shall be calculated to equal the sum of the aggregate Outstanding Balances (or Estimated Outstanding Balances, as applicable) of the new Direct Billed and Qualified LEC Receivables noted on such Daily Report (i.e., Receivables existing as of the close of business of such Seller on the Business Day immediately preceding the date of such Daily Report and not previously sold to the Purchaser hereunder) times the respective applicable percentage (the "Applicable Purchase Price Percentage") then in effect pursuant to the remaining provisions of this Section 2.02(b) with respect to such Receivables.

                 From the Closing Date until the first Report Date thereafter, the Applicable Purchase Price Percentage for the Direct Billed Receivables shall equal 90.02%. Thereafter, the Applicable Purchase Price Percentage with respect to such Receivables shall be calculated in accordance with the following formula:

         APPP             =       100% - (DBLD + PDRR)

         where:

         APPP             =       the Applicable Purchase Price Percentage in
                                  effect on such day;

         DBLD             =       from and after each Report Date, the "Direct
                                  Billed Loss Discount" (expressed as a
                                  percentage) calculated in the most recent
                                  Investor Report to equal the greater of (i) one-fifth of one percent (0.20%) and (ii) 1.5 times the average of the Direct Billed
                                  Loss-to-Liquidation Ratios for the six (6) calendar months most recently ended, as such amount shall be set forth in the Investor
                                  Report for the most recent such calendar month; and

         DBPDRR           =       from and after each Report Date, the "Direct
                                  Billed Purchase Discount Reserve Ratio"
                                  (expressed as a percentage) calculated in the most recent Investor Report in accordance with the following formula:

                       DBPDRR   =        ADBCP X DR
                                         ----------
                                             360

         where:
         DBPDRR           =       the Direct Billed Purchase Discount Reserve
                                  Ratio in effect on such day;

         ADBCP            =       the average of the Direct Billed Average
                                  Collection Periods for the preceding six (6) calendar months most recently ended, as such average shall be set forth in the Investor
                                  Report for the most recent such calendar month; and

         DR               =       the "Discount Rate" calculated in the most
                                  recent Investor Report to be equal to the sum of (i) the Base Rate as of the last Business
                                  Day of the most recently ended calendar
                                  quarter (or, until September 30, 1996, as of the Closing Date), (ii) .50%, and (iii) the amount, if any, by which the per annum rate in effect for calculating the Servicing Fee exceeds 1.00%.

                 From the Closing Date until the first Report Date thereafter, the Applicable Purchase Price Percentage for the Qualified LEC Receivables shall equal 94.20%. Thereafter, the Applicable Purchase Price Percentage with respect to such Receivables shall be calculated in accordance with the following formula:

         APPP             =       100% - (LLD + LPDRR)

         where:

         APPP             =       the Applicable Purchase Price Percentage in
                                  effect on such day;

         LLD              =       from and after each Report Date, the "LEC
                                  Loss Discount" (expressed as a percentage) calculated in the most recent Investor Report to equal the greater of (i) one-fifth of one percent (0.20%) and (ii) 1.5 times the average of the LEC Withholding Ratios for the six (6) calendar months most recently ended, as such amount shall be set forth in the Investor Report for the most recent such calendar month;

         LPDRR            =       from and after each Report Date, the "LEC
                                  Purchase Discount Reserve Ratio" (expressed as a percentage) calculated in the most recent Investor Report in accordance with the following formula:


                       LPDRR =         ALCP X DR
                                       ---------
                                          360

         where:
         LPDRR            =       the LEC Purchase Discount Reserve Ratio in
                                  effect on such day;

         ALCP             =       the average of the LEC Average Collection
                                  Periods for the preceding six (6) calendar months most recently ended, as such average shall be set forth in the Investor Report for the most recent such calendar month; and

         DR               =       the "Discount Rate" calculated in the most
                                  recent Investor Report to be equal to the sum of (i) the Base Rate as of the last Business
                                  Day of the most recently ended calendar
                                  quarter (or, until September 30, 1996, as of the Closing Date), (ii) .50%, and (iii) the amount, if any, by which the per annum rate in effect for calculating the Servicing Fee exceeds 1.00%.

The Applicable Purchase Price Percentages shall be calculated on each Report Date and set forth in the Investor Report and such calculation shall be utilized in the calculation of the Purchase Price owed under this Agreement for all Purchases occurring from and after such Report Date until (but not including) the next Report Date; provided, however, that with respect to the initial Purchase of any LEC Receivables which are covered under a LEC Agreement in respect of which no Qualified LEC Receivables covered thereunder had previously been Purchased pursuant to this Agreement, the Purchase Price payable for such Qualified LEC Receivables shall be reduced by an amount determined by the Collection Agent to be equal to the estimated amount by which the Collections realized on all such Qualified LEC Receivables covered by such LEC Agreement will be reduced in respect of LEC True-Ups relating to LEC Receivables transferred to the applicable LEC party to such LEC Agreement prior to the Applicable Initial LEC Receivable Cut-Off Date for such LEC Agreement (such adjustment being the "Estimated Initial LEC True-Up"); it being understood and agreed, that such adjustment may exceed the Purchase Price to be paid on such date with respect to such Qualified LEC Receivables and any unapplied true-up amount shall be applied as a reduction of the Purchase Price for future Purchases of Receivables from such Seller, provided, that if any portion of such true-up remains unapplied as aforesaid within 10 days after the initial Purchase of such newly Qualified LEC Receivables, the applicable Seller shall pay the Purchaser the amount of any remaining unapplied true-up in cash on the date occurring 10 days after the date of such initial Purchase (or, if earlier, on the Termination
Date).

                 (c) On each Business Day, to the extent that the Purchaser receives either Collections or proceeds from any Incremental Transfers, which, in any case, it is not required to hold in trust for, or remit to, the Collection Agent or the Agent pursuant to the TAA or otherwise hold in trust pursuant hereto or the TAA (including funds required to be deposited into the Equalization Account), then the Purchaser shall remit such funds to the Sellers (net of any funds needed to pay existing expenses of the Purchaser which are then accrued and unpaid (other than Dilution Adjustments, Initial LEC True-Up Adjustments, Direct Billed Receivables Adjustments or Post-Termination Date LEC True-Up Reimbursement Obligations) in the following order of priority and application: first to pay the Purchase Price for any Receivables Purchased from the Sellers on such Business Day, second, to pay any Direct Billed Receivable Adjustments, Initial LEC True-Up Adjustments and Post-Termination Date LEC True-Up Reimbursement Obligations not previously incorporated into the balance of the Subordinated Note as described in Section 2.03(c) below, and third to pay amounts owed by the Purchaser to the Sellers under the Subordinated Notes described in Section 2.02(d) below. All such payments shall be made ratably according to the amounts in each such category owed to each of the Sellers. If, on any day, the amount of cash available to pay for all Purchases of Receivables to be made on such day is less than the Purchase Price owing therefor, then the Purchaser shall, with notice to the applicable Sellers, pay such remaining part of the Purchase Price by borrowing a revolving loan (each a "Seller Loan") under its Subordinated Note issued in favor of such Seller, and each Seller shall have irrevocably agreed to advance, and shall be deemed to have advanced, a Seller Loan in the amount so specified by the Purchaser; provided, however, that no such Seller Loan shall be made to the Purchaser to the extent that, after giving effect thereto, the Purchaser's net worth (calculated (i) after giving effect to all such Purchases and Seller Loans to be made on such date and (ii) without giving effect to any Receivables that are not included in the Net Receivables Balance at such time) would be less than 8% of the aggregate Outstanding Balance of all Receivables at such time.

                 (d) The Seller Loans shall be subordinated to the prior right and payment in full of the Aggregate Unpaids, the Post-Termination Date LEC True-Up Reimbursement Obligations, the Initial LEC True-Up Adjustments and the Direct Billed Receivables Adjustments and any other obligations of the Purchaser arising under the TAA. The Purchaser shall allocate the payment of the Purchase Price, including the amount of Seller Loans made on any day, ratably among all of the Sellers according to the respective Purchase Prices owing thereto for all Receivables sold on such date. The Seller Loans advanced by each Seller shall be evidenced by, and payable in accordance with the terms and provisions of, a promissory note (each, a "Subordinated Note") payable to such Seller in the form of Exhibit A attached hereto. To the extent practicable, the Purchaser shall allocate payments of principal and interest on the Subordinated Notes ratably among all of the Sellers according to the outstanding principal amounts thereof.

                 (e) If, after giving effect to all allocations of cash and Seller Loans provided for in Section 2.02(c), the Purchase Price payable by the Purchaser to the Sellers on any Business Day is not paid in full as a result of the limitation on the amount of the Subordinated Notes, then Purchase Termination Date shall be deemed to have occurred hereunder and under the TAA.

                 (f) In addition to the Daily Reports, each of the Sellers shall deliver any other information reasonably requested by the Collection Agent to facilitate its preparation and delivery of the Interim Reports for each week. The Collection Agent shall retain all copies of the Daily Reports and such other information delivered to it by the Sellers and, upon the request of the Purchaser or the Agent, shall make the same available for review by the Purchaser, the Agent or any designee or agent thereof.

                 SECTION 2.03. Settlement Procedures on each Report Date. (a) With respect to each calendar month, the Collection Agent shall prepare and deliver, by the following Report Date, an Investor Report, in the form required under the TAA, to each Seller, the Agent and each Bank Investor, which Investor Report shall include, among other things, (i) the Dilution Adjustment, if any, due to the Purchaser from any of the Sellers for such calendar month, (ii) the Initial LEC True-Up Adjustments, if any, due to the Purchaser and/or any of the Sellers as of such Report Date, (iii) the Direct Billed Receivable Adjustments due to the Purchaser and/or any of the Sellers, and (iv) after the Termination Date, the aggregate amount of any Post-Termination Date LEC True-Up Reimbursement Obligations due to the Purchaser and/or any of the Sellers during such month (collectively, the "Adjustments").

                 Promptly after the end of each calendar month, the Sellers shall provide to the Collection Agent, as applicable, all information necessary for each such party to calculate the foregoing matters and to prepare the Investor Report within the time frame specified herein.

                 (b) On each Report Date, to the extent the net amount of the applicable Adjustments as between the Purchaser and a Seller for the period preceding such Report Date shall be owing to the Purchaser from such Seller, the Purchaser and such Seller shall credit all such amounts against the Purchase Price which would otherwise be owing to such Seller on such Report Date in respect of the Receivables to be Purchased from such Seller by the Purchaser on such date and any remaining portion of such Adjustments owing to the Purchaser shall be payable by such Seller to the Purchaser in cash on such date.

                 (c) On each Report Date, to the extent that the net amount of the Adjustments as between the Purchaser and a Seller for the period preceding such Report Date shall be owing by the Purchaser to any such Seller, the Purchaser shall pay such Seller such amount in cash, provided, that such amounts shall be payable only out of cash available to the Purchaser at such time (including, without limitation, with respect to the Post-Termination Date LEC True-Up Reimbursement Obligations, money in the LEC True-Up Reserve Account and available for withdrawal for the payment thereof pursuant to the TAA) and not otherwise required to be paid to or held in trust for the payment of the Aggregate Unpaids under and pursuant to the TAA and the other Transaction Documents or used to make Purchases hereunder (such available funds being the "Available Funds") and to the extent such obligations exceed the amount of the Available Funds at such time, then the applicable Sellers shall, subject to the limitations thereon set forth in the last sentence of Section 2.02(c), be deemed to have made an additional Seller Loan to the Purchaser and the Purchaser and such Sellers shall increase the principal balances of the respective Subordinated Notes between the Purchaser and each such Seller. In paying the above-described Adjustments, the Purchaser shall allocate Available Funds ratably among those Sellers entitled to the distribution thereof (it being acknowledged and agreed that funds in the LEC True-up Account or payable out of Collections for Post-Termination Date LEC True-Up Obligations shall be available to the Purchaser only for the payment of Post-Termination Date LEC True-Up Obligations and the Purchaser shall, upon notice of the accrual of any such obligation from any Seller, withdrawal from such account, or cause the Collection Agent to allocate from Collections pursuant to Section 2.6 of the TAA, Available Funds in the amount of any such obligation and the Purchaser shall set-aside or cause the Collection Agent to set-aside such amounts on such date for the payment of such obligations on the succeeding Report Date).

                 SECTION 2.04. Payments and Computations, Etc. All amounts to be paid by the Sellers or the Collection Agent to the Purchaser or by the Purchaser to the Sellers hereunder shall, in each case, be paid in accordance with the terms hereof no later than 1:00 P.M. (New York time) on the day when due in Dollars in immediately available funds to (x) in the case of payments to the Purchaser, a Lock-Box Account to be specified by the Purchaser from time to time in writing or (y) in the case of payments to any of the Sellers, to such account as such Seller shall specify therefor from time to time to the Purchaser. Payments received after such time shall be deemed to have been received on the next Business Day. In the event that any payment becomes due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day. Any amounts not paid by any party when due hereunder shall, to the extent permitted by law, accrue interest at 2% per annum above the Base Rate in effect on the date such payment was due, which interest shall, subject to same payment and availability limitations applicable to the principal amounts upon which it accrues, be payable upon the demand of the party entitled thereto; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

                 SECTION 2.05. Transfer of Records to the Purchaser. (a) In connection with the Purchases of Receivables hereunder, each Seller hereby severally sells, transfers, assigns and otherwise conveys to the Purchaser all of the applicable Seller's right and title to and interest in the Records relating to all Receivables included in the Purchased Assets, without the need for any further documentation in connection with any Purchase. In connection with such transfer, each Seller hereby grants to each of the Purchaser and the Collection Agent (including, without limitation, any successor Collection Agent appointed in accordance with the TAA) an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all computer software and equipment now or hereafter used by such Seller to administer, collect and/or monitor the Receivables, to the extent necessary to administer, Collect and/or monitor the Receivables, whether such computer software or equipment is owned by such Seller or is owned by others and used by such Seller under license agreements with respect thereto; provided, that if such computer software or equipment is owned by another Seller, such Seller hereby grants the Purchaser and the Collection Agent an irrevocable, non-exclusive license to use such computer software and equipment as aforesaid. Each Seller hereby represents that the rights to use such computer software and equipment (whether or not owned by such Seller) is freely assignable by such Seller to the Purchaser and the Collection Agent (including, without limitation, any successor Collection Agent) without the consent of any Person, or if such consent is required, such consent shall have been obtained and evidence thereof in the form of Exhibit C (executed by the licensor thereof) shall have been delivered to the Purchaser and the Agent. The license granted hereby shall be irrevocable, and shall terminate on the Collection Date.

                 (b) Each Seller shall take such action requested by the Purchaser and/or the Collection Agent (including any successor Collection Agent appointed in accordance with the TAA), from time to time hereafter, that may be reasonably necessary or appropriate to ensure that the Purchaser (and any assignees thereof) has (i) an enforceable ownership interest in the Records relating to the Receivables purchased from such Seller hereunder and (ii) an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software and equipment used to administer, collect and/or monitor the Receivables and/or to recreate such Records.

                                  ARTICLE III

                              CONDITIONS PRECEDENT

                 SECTION 3.01. Conditions Precedent to Agreement. This Agreement is subject to the conditions precedent that (i) each of the conditions precedent to the execution, delivery and effectiveness of each other Transaction Document (other than a condition precedent in any such other Transaction Document relating to the effectiveness of this Agreement) shall have been fulfilled to the satisfaction of the Purchaser and the Agent, and
(ii) the Purchaser and the Agent shall have received each of the following, on or before the Closing Date, each (unless otherwise indicated) dated as of the Closing Date or such other recent date acceptable to the Purchaser and the Agent and each in form and substance satisfactory to the Purchaser and the
Agent:

                 1. Resolutions. A copy of the resolutions of the Board of Directors of each Seller, certified by its Secretary or Assistant Secretary, approving this Agreement and the other Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby and thereby and addressing such other matters as may be reasonably required by the Purchaser and/or the Agent;

                 2. Good Standing Certificates of the Sellers; Certificates as to Foreign Qualification of the Sellers. Good standing certificates for each of the Sellers issued by the applicable Secretaries of the State of the respective states in which such Seller is incorporated or organized and in which its chief executive office and principal place of business is located and of any other state in which such Seller transacts business, is required to be in good standing and where the failure to be in good standing could reasonably be expected to have a Material Adverse Effect;

                 3. Certificate of Secretary or Assistant Secretary. A certificate of the Secretary or Assistant Secretary of each of the Sellers substantially in the form of Exhibit K-2 to the TAA.

                 4. Other Transaction Documents. Original copies, executed by each of the parties thereto in such reasonable number as shall be specified by the Purchaser and the Agent, of each of the other Transaction Documents to be executed and delivered in connection herewith;

                 5.  Opinions of Counsel.  Opinions of Counsel as set forth in
         Section 4.1 of the TAA;

                 6. Officer's Certificates. Original copies of a certificate for each of the Sellers executed by the Chief Financial Officer, the President or a Vice President of such Seller certifying the accuracy of its representations and warranties hereunder, under the TAA and under the other Transaction Documents to which it is a party, that no Termination Event or Potential Termination Event has occurred and is continuing under the TAA and that all conditions precedent and covenants required to be complied with or performed on or prior to the Closing Date by such Seller have been so complied with or performed, which certificate shall be in the form of Exhibit M-2 to the TAA and dated as of the Closing Date;

                 7. Attornment Agreements. Fully-executed original copies of attornment agreements relating to each of the computer software and equipment license agreement and the Billing Agent agreements described on Exhibits C and D;

                 8. Lock-Box Agreements. Fully-executed original copies of Lock-Box Agreements relating to each of the Lock-Box Accounts and the Lock-Boxes described on Schedule 4.01(o);

                 9. LEC Consents and UCC 9-318 Notices. Fully-executed copies of each of (i) the consents, waivers and/or approvals relating to the Qualified LEC Agreements set forth on Schedule 4.01(v) hereto (together with opinions of counsel of the type referred to in the definition of "Qualified LEC Agreement" to the extent that such matters are not otherwise addressed in any of the other opinions of counsel referred to in this Section 3.01) and (ii) the notices under UCC Section 9-318 sent to each LEC that is party to any LEC Agreement covering any LEC Receivables that are identified as being Eligible Qualified LEC Receivables, together with evidence of the mailing of such notices to each such LEC;

                 10. Revolving Credit Agreement Amendment. A fully-executed copy of an amendment to the Revolving Credit Agreement permitting the execution, delivery and performance of the Transaction Documents by the Sellers, the Parent and the Purchaser of this Agreement, the Receivables Purchase Agreement, the Parent Support Agreement and the other Transaction Documents; and

                 11. Other Documents. Such other documents, instruments, certificates and opinions as the Purchaser or the Agent shall reasonably request.

                 SECTION 3.02. Conditions Precedent to Ongoing Purchases. The obligation of the Purchaser on any Business Day to accept and pay for the transfers of Receivables under this Agreement is subject to the conditions precedent that the representations and warranties contained in Article IV are true and correct in all material respects as of such Business Day. Each Seller, by accepting the Purchase Price paid for each Purchase of Receivables generated by such Seller and the Related Assets of such Seller, shall be deemed to have certified, with respect to the Receivables and the Related Assets paid for on such day, that its representations and warranties contained in Article IV are true and correct on and as of such day, with the same effect as though made on and as of such day.

                 SECTION 3.03. Effect of Payment of Purchase Price. Upon the payment of the Purchase Price for any Purchase (whether in cash or by an increase in the applicable Seller's Subordinated Note), title to the Receivables and the Related Assets included in such Purchase shall vest in the Purchaser, whether or not the conditions precedent to such Purchase were in fact satisfied; provided, however, that the Purchaser shall not be deemed to have waived any claim it may have under this Agreement for the failure by any Seller in fact to satisfy any such condition precedent.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 SECTION 4.01. Representations and Warranties of the Sellers. Each Seller represents and warrants that as of the Closing Date and (except for representations and warranties which relate to a specific date only) and on each date thereafter until the Collection Date:

                 (a) Corporate Existence and Power. Such Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where the failure to have obtained or received any such governmental license, authorization, consent or approval could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Seller is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

                 (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by such Seller of this Agreement and the other Transaction Documents to which it is a party (including, without limitation for purposes of the immediately succeeding clause (iii), the delivery of PAR Statements by such Person as and to the extent required pursuant to Section 5.1(a)(vii)) (i) are within such Seller's corporate powers and have been duly authorized by all necessary corporate and shareholder action, (ii) require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 5.01(a)),
(iii) do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon such Seller (after, in the case of any agreement or any applicable Tariff to which such Seller is a party or to which it or its Receivables are subject, giving effect to any necessary consents, waivers, approvals or other agreements obtained or delivered thereunder and except to the extent that the provisions of Section 9-318 of the UCC as in effect in all applicable jurisdictions would render any such such violated or contravened provision ineffective), except where any such contravention or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iv) do not contravene the charter or Bylaws of such Seller, or (v) do not result in the creation or imposition of any Adverse Claim on the assets of such Seller (except as contemplated hereunder).

                 (c) Binding Effect. Each of this Agreement and the other Transaction Documents to which such Seller is a party constitutes the legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

                 (d) Perfection of Ownership Interest. Immediately preceding each Purchase hereunder, such Seller shall be the owner of all of its Receivables, free and clear of all Adverse Claims. On or prior to each Purchase and on each day thereafter, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Purchased Assets (to the extent that the Purchaser's ownership interest therein may be perfected against or protected by the recordation or filing of financing statements or any such other documents) against all creditors of such Seller will have been duly filed (and continued and/or amended, as applicable) in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

                 (e) Accuracy of Information. All information heretofore furnished by such Seller to the Purchaser and the Agent for purposes of or in connection with this Agreement, any other Transaction Document to which such Seller is a party or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller to the Purchaser and the Agent will be, in each case, true and accurate in every material respect, on the date such information is stated or certified.

                 (f) Tax Status. Such Seller has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges, except any such taxes, assessments and/or other governmental charges which such Seller is contesting in good faith and by appropriate proceedings and in respect of which (x) such Seller has established and maintains adequate reserves on its books and records and (y) no Adverse Claim on any of the Purchased Assets has resulted from the non-payment thereof.

                 (g) Action, Suits. Except as set forth on Schedule 4.01(g) hereof, there are no actions, suits or proceedings pending, or to the knowledge of such Seller threatened, against or affecting such Seller, any Affiliate of such Seller or any of the foregoing's respective properties, in or before any court, arbitrator or other body, which, individually or in the aggregate, could be reasonably be expected to have a Material Adverse Effect.

                 (h) Place of Business. The principal place of business and chief executive office of such Seller are located at the address of the Seller indicated in Section 8.02 hereof and the offices where the Seller keeps all its Records, are located at the address(es) described on Schedule 4.01(h) or such other locations notified to the Purchaser and the Agent in accordance with
Section 5.02(h) hereof in jurisdictions where all action required by Section
6.05 hereof has been taken and completed. The Federal taxpayer identification numbers of each of the Sellers is set forth on Schedule 4.01(h) hereto or, with respect to any Person that becomes a Seller after the date hereof, has otherwise been notified to the Purchaser and the Agent in writing.

                 (i) Good Title. Upon each Purchase from such Seller, the Purchaser shall acquire a first priority perfected ownership interest in each of such Seller's Receivables and the Related Assets relating thereto, free and clear of any Adverse Claim and no such Purchased Assets shall constitute property of such Seller. No effective financing statement or other instrument similar in effect covering all or any part of such Purchased Assets shall be on file in any filing or recording office except as may be filed in favor of the Agent (as assignee of the Purchaser) pursuant to the Transaction Documents.

                 (j) Tradenames, Etc. As of the date hereof: (i) such Seller has no Subsidiaries other than those disclosed on Schedule 4.01(j) hereto and
(ii) such Seller has, within the last one (1) year, operated only under the tradenames identified on Schedule 4.01(j) hereto and, except as disclosed on
Schedule 4.01(j) hereto, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under the Bankruptcy Code. Such Seller has not incurred any indebtedness or granted any Adverse Claims under any names other than its proper corporate name as set forth on its charter (as in effect from time to time).

                 (k) Nature of Receivables; Sellers' Duty to Monitor Coverage. Each Receivable purchased from such Seller by the Purchaser hereunder shall be an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act, of 1940, as amended, and, except as disclosed each month to the Collection Agent in accordance with the second paragraph of 2.03(a), shall not be a Noncomplying Receivable. Such Seller, to the extent that it is then acting as the Collection Agent or a Sub-Collection Agent, represents and warrants that, on each day prior to the Termination Date upon which any Purchases are made hereunder, the Coverage Percentage shall be less than or equal to the Maximum Coverage Percentage.

                 (l) Credit and Collection Policy. Since the Closing Date, there have been no material changes in the Credit and Collection Policy of such Seller other than as permitted hereunder and under the TAA.

                 (m) Not an Investment Company or a Public Utilities Holding Company. Such Seller is not, nor is it controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Such Seller is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," in each case, within the meaning of the Public Utilities Holding Company Act of 1935, as amended.

                 (n) ERISA. Except as set forth on Schedule 4.01(n), neither such Seller nor any of its ERISA Affiliates maintains any Benefit Plans. Such Seller and its ERISA Affiliates are in compliance in all material respects with ERISA and no Adverse Claims exist in favor of the Pension Benefit Guaranty Corporation or the U.S. Department of Labor on any of the Receivables or on the assets or properties of such Seller or any of its ERISA Affiliates.

                 (o) Lock-Box Accounts; Permitted Unblocked Accounts. The names and addresses of all of the Lock-Box Banks of such Seller, together with the account numbers of the Lock-Box Accounts and the numbers of the related Lock-Boxes at such Lock-Box Banks are specified on Schedule 4.01(o) hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Purchaser and the Agent and for which Lock-Box Agreements have been executed in accordance with Section 5.02(f) hereof and delivered to the Agent). The names and addresses of all of the banks at which any Permitted Unblocked Accounts are maintained, together with the account numbers of any such Permitted Unblocked Accounts and the numbers of the Lock-Boxes related thereto, are specified on Schedule 4.01(o) hereto. Except as otherwise permitted pursuant to Section 5.01(i) or Section 5.02(g), (i) such Seller has instructed all of its Obligors to make payments on the Receivables directly to a Lock-Box Account or to a Lock-Box related thereto and (ii) only Collections of such Seller's Receivables and Related Security are deposited into the Lock-Box Accounts and the Permitted Unblocked Accounts.

                 (p) Bulk Sales. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                 (q) Material Adverse Change. Since May 15, 1996, there has been no material adverse change in the ability of such Seller, to the extent then acting as Collection Agent or a Sub-Collection Agent, to service and collect the Receivables (or portion thereof to which its duties relate). Since December 31, 1995, there has been no material adverse change in the business, properties or condition (financial or otherwise) of such Seller or its Subsidiaries.

                 (r) Preference; Voidability. Each Receivable transferred by such Seller to the Purchaser hereunder shall have been transferred in exchange for reasonably equivalent value to the Seller, and no such Purchase shall have been made for or on account of an antecedent debt owed by such Seller to the Purchaser. No such Purchase from any such Seller is voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended. At the time of each Purchase by the Purchaser from such Seller hereunder, such Seller has assets having a value in excess of the amount of its liabilities, is generally able to pay its debts as they become due and is adequately capitalized in light of the businesses in which it engages.

                 (s) Regulatory Matters. The FCC Licenses and PUC Authorizations under which such Seller operates are valid and in full force and effect without conditions except (A) for such conditions as are generally applicable to holders of such FCC Licenses and PUC Authorizations and (B) where the failure of any such FCC License or PUC Authorization to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Such Seller has no knowledge of the occurrence and continuance of any event which could reasonable be expected to (A) result in the imposition of a material forfeiture or the revocation, termination or adverse modification of any such FCC

License or PUC Authorization or (B) materially and adversely affect any rights of such Seller, the Purchaser, the Parent or any of the foregoing's respective Affiliates thereunder. Such Seller has no reason to believe and has no knowledge that any such FCC Licenses and/or PUC Authorizations will not be renewed in the ordinary course.

                 (t) Environmental Matters. (i) None of the properties of such Seller and its Subsidiaries contain, or, to the best of its knowledge, have previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of, or (B) could give rise to liability under, applicable Environmental Laws, except for any violation or liability that could not reasonably be expected to have a Material Adverse Effect;

                 (ii) Such properties and all operations conducted in connection therewith are in material compliance, and have in the last five years been in material compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could materially interfere with the continued operation of such properties or materially impair the fair saleable value thereof;

                 (iii) Neither such Seller nor, to the best of such Seller's knowledge, any Affiliate thereof has received any notice of material violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or the operations conducted in connection therewith, nor does such Seller have knowledge or reason to believe that any such notice will be received or is being threatened;

                 (iv) Hazardous Material have not been transported or disposed of from the properties of such Seller or, to the best of such Seller's knowledge, any of its Affiliates in violation of, or in a manner or to a location which could give rise to material liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in material violation of, or in a manner that could give rise to material liability under, any applicable Environmental Laws;

                 (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the such Seller, threatened, under any Environmental Law to which such Seller or, to the best of such Seller's knowledge, any Affiliate thereof is or will be named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decree, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any

Environmental Law with respect to such properties or such operations; and

                 (vi) There has been no release, or to the best of such Seller's knowledge, the threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to material liability under Environmental Laws.

                 (t) Billing Terms. None of such Seller's Contracts relating to the Receivables contain billing terms pursuant to which the Obligor thereunder is billed less frequently than once a month.

                 (u) Computer Software and Equipment Licenses and Billing Agent Agreements. All of the computer equipment and software license agreements pursuant to which such Seller licenses the use of any computer software or equipment used in the billing, monitoring and/or collection of the Receivables are either (i) specified on Schedule 4.01(u)(1) or (ii) have otherwise been notified to the Agent and in respect of which computer software or equipment license attornment agreements substantially in the form of Exhibit C relating thereto have been executed by the applicable licensor thereunder have been delivered to the Agent prior to or concurrently with the effectiveness of any such computer software or equipment license agreement not so specified on such Schedule. All of the agreements between the Purchaser and/or any of the Sellers and any Billing Agent relating to the billing and collection of the Receivables are either (i) specified on Schedule 4.01(u)(2) or (ii) have otherwise been notified to the Agent and in respect of which Billing Agent attornment agreements substantially in the form of Exhibit D executed by the applicable Billing Agent have been delivered to the Agent prior to or concurrently with the effectiveness of any such agreement with any such Billing Agent not so specified on such Schedule.

                 (v) LEC Agreements. Schedule 4.01(v) sets forth the complete list of those LEC Agreements constituting Qualified LEC Agreements as of the Closing Date. With respect to each such Qualified LEC Agreement (other than with respect to the Maryland Obligors under the LEC Agreement between LCI and Bell Atlantic, as described in the first proviso to the definition of "Qualified LEC Receivable" in the TAA), as well as each other additional LEC Agreement hereafter approved by the Agent as being a Qualified LEC Agreement,
(i) such Seller (to the extent it is a party to such LEC Agreement) has received and obtained all necessary consents, waivers, approvals and other agreements, if any, from the applicable LEC under such LEC Agreement and any applicable PUCs or other Official Bodies for the execution and delivery by such Seller and the Purchaser of this Agreement, the TAA and the other Transaction Documents and each such Persons' performance of the transactions contemplated thereby and (ii) the execution and delivery by such Seller and the Purchaser of this Agreement, the TAA and the other Transaction Documents and such Persons' performance of the transactions contemplated therein do not, in any case, violate or contravene any of the terms of any such Qualified LEC Agreement or any applicable Tariff (after giving effect to any such consents, waivers, approvals or other agreements delivered by the respective LEC thereunder and except to the extent that the provisions of Section 9-318 of the UCC as in effect in all applicable jurisdictions would render any such violated or contravened provision ineffective), the Communications Act of 1934, as amended (together with the rules, regulations and published policies of the FCC thereunder) or any rules, regulations or published policies of any applicable PUCs.

                 (w) Corporate Separateness. Such Seller acknowledges that it is entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Purchaser's identity as a separate legal entity from the Parent and each of the Parent's other Subsidiaries and Affiliates.

                 Any document, instrument, certificate or notice delivered to the Transferor or the Agent hereunder shall be deemed a representation and warranty by any such Seller delivering the same.

                 SECTION 4.02. Representations and Warranties of the Purchaser. The Purchaser represents and warrants that as of the Closing Date and (except for representations and warranties which relate to a specific date only) as of the date of each Purchase:

                 (a) Corporate Existence and Power. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where the failure to have obtained any such government license, authorization, consent or approval could not reasonably be expected to have a Material Adverse Effect. The Purchaser is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

                 (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents to which it is a party are (i) within the Purchaser's corporate powers, have been duly authorized by all necessary corporate action, (ii) require no action by or in respect of, or filing with, any Official Body or official thereof (except as contem-plated by Section 2.8 of the TAA), (iii) do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Purchaser, except where any such default, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iv) do not contravene the Purchaser's Certificate of Incorporation or By-Laws, or (v) result in the creation or imposition of any Adverse Claim on the assets of The Purchaser (except as contemplated by Section 2.8 of the TAA).

                 (c) Binding Effect. Each of this Agreement, the Subordinated Notes and the other Transaction Documents to which the Purchaser is a party constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.


                                   ARTICLE V

                        GENERAL COVENANTS OF THE SELLERS

                 SECTION 5.01. Affirmative Covenants of the Sellers. At all times from the date hereof to the Collection Date, unless the Purchaser, the Agent and the Majority Investors shall otherwise consent in writing:

                 (a) Financial Reporting. Each Seller shall maintain, for itself and each of its respective Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to the Purchaser and the Agent:

         (i) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of such Seller (ifother than the Parent), copies of all financial statements, reports and proxy statements so furnished.

         (ii) S.E.C. Filings. Promptly upon the filing thereof, if any, copies of all registration statements and annual, quarterly, monthly or other regular reports which such Seller or any of its Subsidiaries files with the Securities and Exchange Commission.

         (iii) Notice of Termination Events, Potential Termination Events or Collection Agent Defaults. As soon as possible, and in any event within two (2) Business Days after becoming aware of the occurrence of any Termination Event, Potential Termination Event or Collection Agent Default, a statement of the chief financial officer or chief accounting officer of such Seller setting forth details of such Termination

         Event, Potential Termination Event or Collection Agent Default.

         (iv) Change in Credit and Collection Policies and Debt Ratings. Within ten (10) days after the date any material change in or amendment to such Seller's Credit and Collection Policy, a copy of such Credit and Collection Policy then in effect indicating such change or amendment. Within five (5) days after the date of any change in such Seller's public or private debt ratings, if any, written notice of such change and such Person's credit rating after giving effect to such change.

         (v) Credit and Collection Policy. Within ninety (90) days after the close of each Fiscal Year, a complete copy of such Seller's Credit and Collection Policy as then in effect.

         (vi) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Title IV of ERISA) which such Seller or any of its ERISA Affiliates files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which such Seller or any of its ERISA Affiliates receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

         (vii) LEC Agreements. As soon as practicable (and, in any event, within three (3) Business Days) after its receipt thereof or its acquiring actual knowledge thereof, as applicable, (x) copies of any notices of any default or breach by any Seller under, or the termination of, any LEC Agreement, (y) any default or breach by a LEC under any Qualified LEC Agreement, or (z) any repudiation or rejection of any notice delivered to any LEC pursuant to Section 9-318 of the UCC. Upon the request of the Purchaser or the Agent, such Seller shall provide the Purchaser or the Agent, as applicable, (or any designee thereof) with copies of any or all of the PAR Statements relating to any of such Seller's Qualified LEC Receivables or any Qualified LEC Agreement relating thereto.

         (viii) Other Information. Within a reasonable time after the request therefor by the Purchaser or the Agent (such time to be determined and specified by the Purchaser or the Agent, as applicable, after consultation with such Seller), such other information (including non-financial information) as the Purchaser, the Agent or the Administrative Agent may from time to time reasonably request with respect to such Seller or any of its Subsidiaries and, with respect to the LEC Receivables, the disclosure of which information would not violate the confidentiality provisions of any applicable LEC Agreement; it being understood and agreed, that such

         Seller shall use commercially reasonable efforts to provide the Purchaser, the Agent or the Administrative Agent, as applicable, with any such restricted information through any reasonable alternative methods which would not violate the confidentiality provisions of any such LEC Agreement.

                 (b) Designation of New Collection Agent. At any time after the designation of a Collection Agent (other than an affiliated Entity) pursuant to Section 6.1 of the TAA, each of the Sellers hereby authorizes the Agent and the Collection Agent to take any and all steps in such Seller's name and on behalf of such Seller necessary or desirable, in the determination of the Agent or the Collection Agent, as applicable, to collect all amounts due under any and all Receivables, including without limitation, endorsing such Seller's name on checks and other instruments representing Collections and enforcing such Seller's Receivables and the related Contracts.

                 (c) Conduct of Business. Each Seller shall (i) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as conducted on the Closing Date or in fields of enterprise involving the resale of local exchange, cellular, and paging communications services and, in each of the foregoing cases, other fields of enterprise reasonably related thereto, (ii) do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and (iii) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except, in the case of this clause (iii) hereof, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                 (d) Compliance with Laws. Each Seller shall comply, and cause each of its Subsidiaries to comply, with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees, awards, licenses and authorizations (including, without limitation, FCC Licenses and PUC Authorizations) to which it or its respective properties may be subject.

                 (e)  Furnishing of Information and Inspection of Records.
Each Seller shall furnish to the Purchaser and the Agent from time to time such information with respect to its Receivables as the Purchaser or the Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable and PAR Statements relating to any Qualified LEC Receivable; it being understood and agreed that, with respect to the LEC Receivables, the applicable Sellers may be unable to provide certain information relating to those LEC Receivables in respect of which the Transmission Date shall have already occurred, but will use its best efforts to provide the Purchaser and/or the Agent, as applicable, with such information regarding such matters as is reasonably available to or ascertainable by such Sellers. Each Seller shall permit the Purchaser and the Agent, or either of the foregoing's agents or representatives, at any time and from time to time during regular business hours, (i) to examine and make copies of, and make abstracts from, all of such Seller's Records and any PAR Statements relating to such Seller's Qualified LEC Receivables and (ii) to visit the offices and properties of such Seller, for the purpose of examining such Records and PAR Statements, and to discuss matters relating to such Seller's Receivables or such Seller's performance hereunder and under the other Transaction Documents to which such Seller is a party with any of the officers, directors, employees or independent public accountants of such Seller having knowledge of such matters; provided, that with respect to any of the foregoing information relating to the LEC Agreements and/or the LEC Receivables (but subject to Section 5.01(a)(vii), such Seller shall not be required to furnish or make available any such confidential information the disclosure of which would violate the terms of the LEC Agreements to which it is a party.

             (f) Keeping of Records and Books of Account. Each Seller shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing its Receivables in the event of the destruction of the originals thereof), and, other than with respect to the Qualified LEC Receivables, keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all of such Seller's Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). With respect to the Qualified LEC Receivables, each Seller that is an Originator thereof hereby represents and warrants that, to the best of its knowledge, the applicable LECs keep and maintain books, records and other information referred to in the immediately preceding sentence with respect to such LEC Receivables, and that upon the termination of any LEC Agreement covering any Qualified LEC Receivables, such Seller shall use its best efforts to deliver or cause to be delivered to the Collection Agent copies of those records reasonably necessary for the proper servicing and monitoring of such LEC Receivables previously transmitted, transferred or otherwise conveyed to such LEC by such Seller.
Each Seller shall give the Purchaser and the Agent notice of any material change in the administrative and operating procedures of such Seller referred to in the previous sentence.

             (g)  Performance and Compliance with Receivables and Contracts.
At each Seller's expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by such Seller under the Contracts related to its Receivables.

                 (h) Credit and Collection Policy. Each Seller shall comply in all material respects with its Credit and Collection Policy in regard to each of its Receivables and the related Contracts.

                 (i) Collections; Permitted Unblocked Accounts. Each Seller shall instruct all Obligors (other than the Obligors of any Qualified LEC Receivables) and all LECs to remit all Collections and Associated LEC Payments, as applicable, directly to a Lock-Box or Lock-Box Account; provided, however, that, subject to the limitations set forth in this proviso, the Sellers shall be permitted to direct the Obligors to remit Collections of Direct Billed Receivables to one of the bank accounts described on Schedule 4.01(o) hereto (or a Lock-Box relating thereto) in respect of which no Lock-Box Agreement has been executed (each such bank account being a "Permitted Unblocked Account"), provided that (A) the Obligors being so directed to remit such Collections to any such Permitted Unblocked Account are either (x) existing Obligors that were remitting such Collections to such accounts prior to the Closing Date or (y) new Obligors that in accordance with the applicable Seller's past business practices would have been directed to remit such Collections to such an account, (B) the aggregate balances of all Permitted Unblocked Accounts shall not exceed $600,000 at any time, (C) all such Collections deposited into any such Permitted Unblocked Account shall be transferred to a Lock-Box Account within the time specified therefor on Schedule 4.01(o) hereto, and (D) by no later than March 31, 1997, (w) all such Permitted Unblocked Accounts and the Lock-Boxes associated therewith, together with LCI's bank account and Lock-Boxes maintained at Comerica Bank and described on Schedule 4.01(o), shall be closed, (x) all Collections on deposit therein shall have been transferred to other Lock-Box Accounts, (y) all Obligors shall have been directed to remit Collections to other Lock-Box Accounts or the Lock-Boxes relating thereto, and
(z) effective as of such date (or, if earlier, the date the last Permitted Unblocked Account is closed), there shall cease to be any Permitted Unblocked Accounts; and provided, further, however, that in accordance with the past business practices of the Seller and subject to the requirements of Section 5.01(i), each of the Sellers, so long as it is then acting as Collection Agent or a Sub-Collection Agent, shall be permitted to direct certain Obligors of Direct Billed Receivables that are Delinquent Receivables or Defaulted Receivables to remit Collections of such Delinquent or Defaulted Receivables directly to such Seller.

                 (j) Collections Received. Each Seller shall hold in trust, and immediately, but in any event not later than two (2) Business Days after such Seller's receipt thereof, deposit all Collections received from time to time by it to one of the Lock-Box Accounts.

                 (k) Separate Identity. Each Seller shall take all actions reasonably required to maintain the Purchaser's status as a separate legal entity, including, without limitation, (i) not misleading third parties as to the Purchaser's identity as an entity with assets and liabilities distinct from the Parent and the Parent's other Subsidiaries; (ii) not holding itself out to be responsible for the debts or decisions or actions relating to the business and affairs of the Purchaser; (iii) taking such other actions as are necessary on its part to ensure that the covenants made by the Purchaser in Section 5.1(j)(ii) of the TAA are true and correct at all times; and (iv) taking such other actions as are necessary on its part to ensure that the Purchaser's corporate procedures required by its certificate of incorporation and by-laws are duly and validly taken.

                 (l) Preservation of Corporate Existence; Separate Business. Each Seller shall (x) preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and
(y) qualify and remain qualified in good standing as a foreign corporation in each respective jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

                 (m) Unbilled Toll. With respect to any Direct Billed Receivables, each Seller shall, and shall cause each of its respective Billing Agents to, distribute Customer Statements to each of such Seller's Obligors within ten (10) days after the applicable cut-off date of the billing cycle for such Obligor.

                 (n) Payment to the Sellers. With respect to any Receivable sold by any Seller to the Purchaser, such Seller shall effect such sale under, and pursuant to the terms of, this Agreement, including, without limitation, requiring the payment by the Purchaser (either in cash or by increase in the amount of the Subordinated Note) to such Seller, in each case, of an amount equal to the Purchase Price for each such Receivable so sold as required by the terms of this Agreement.

                 (o) Accounting and Tax Treatment of the LEC Receivables. Without taking into the account the effect of this Agreement and the TAA, each Seller party to a LEC Agreement shall (x) treat the applicable LEC Receivables covered thereunder as being owned by such Seller for all tax and accounting purposes and (y) maintain its records and books of account in a manner which clearly indicates and reflects such ownership.

                 SECTION 5.02. Negative Covenants of the Sellers. From the date hereof until the Collection Date, without the written consent of The Purchaser, the Agent and the Majority Investors:

                 (a) No Sales, Liens, Etc. Except as otherwise provided herein and the TAA, no Seller shall sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to (x) any of its Receivables or the Related Assets,
(y) any inventory or goods, the sale or lease of which may give rise to a Receivable, except (i) where such Person in whose favor such Adverse Claim exists has acknowledged in writing in form and substance satisfactory to the Purchaser and the Agent that it does not claim, and thereby releases, any Adverse Claim in such Seller's Receivables and the Related Assets, whether arising as Proceeds of such Person's collateral or otherwise and (ii) that the Sellers shall be permitted to sell and/or lease their inventory in the ordinary course of their respective businesses, or (z) upon or with respect to any Lock-Box, Lock-Box Account or Permitted Unblocked Account to which any Collections of any Receivable are sent or deposited, or assign any right to receive income in respect thereof

                 (b) No Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.03(b) hereof, no Seller shall extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

                 (c) No Change in Business or Credit and Collection Policy. No Seller shall make any change in the character of its respective business or in its respective Credit and Collection Policy, which change would, in either case, impair the collectibility of any of its Receivable or otherwise could be reasonably expected to have a Material Adverse Effect.

                 (d) No Mergers, Etc. No Seller shall (i) sell, lease or transfer all or substantially all of its assets to any other Person or (ii) consolidate or merge with or into any other Person, or acquire all or substantially all of the receivables of any Person, except, in any case, where such Seller shall be the surviving entity of such merger or consolidation and no Termination Event or Potential Termination Event shall then be outstanding or would result therefrom; provided, however, that any Seller may merge or consolidate with, or acquire receivables from, any other Seller so long as no Termination Event or Potential Termination Event shall then be outstanding or would result therefrom; and provided, further, that no receivables of any such entity with which any such Seller has so merged or consolidated (other than another Seller) nor any receivables acquired by any Seller from any such other entity shall, upon the purchase thereof by the Transferor, be deemed to be Receivables hereunder unless and until (x) the Transferor and the Agent have approved such receivables; it being agreed, however, that the Agent shall have no right of approval with respect to the inclusion of any such receivables as Receivables hereunder in connection with any such merger, consolidation or acquisition if the Outstanding Balance of such Receivable to be so added, when aggregated with the Outstanding Balances of any other Receivables of any of the Sellers added hereunder pursuant to this proviso (without the approval of the Agent) in connection with all other mergers, consolidations and/or acquisitions (other than with any other Seller) within the same twelve month period as the subject merger, consolidation or acquisition, would exceed an amount equal to two percent (2%) of the aggregate Outstanding Balance of all Receivables as determined on (and without giving effect to) (x) the date of the first addition of any such Receivables pursuant to this proviso, and (y) thereafter on the one year anniversary of the most recently occurring Determination Date (as hereinafter defined) or, if later, the date of (but without giving effect to) the next addition hereto of any such Receivables subject to the terms of this proviso (any such date of determination being the "Determination Date"); it being understood and agreed, that the initial addition of Receivables subject to this proviso shall have occurred on the Closing Date (and such date shall be the initial Determination Date for the succeeding twelve month (or longer) period for purposes of this provision) by virtue of the inclusion of the receivables of PACE as Receivables hereunder, (y) the Collection Agent shall have submitted a revised Investor Report to the Purchaser and the Agent recalculating all amounts set forth therein taking into account such receivables (and their past performance), including, without limitation (to the extent effected), the Direct Billed Loss-to-Liquidation Ratio, the Direct Billed Loss Percentage, the Direct Billed Loss Reserve, the Direct Billed Dilution Ratio, the Direct Billed Dilution Reserve, the Direct Billed Delinquency Ratio, the LEC Delinquency Ratio, the LEC Dilution Ratio, the LEC Dilution Reserve, the LEC True-Up Ratio, the LEC True-Up Reserve, the LEC Withholding Ratio, the LEC Withholding Reserve, the Required LEC True-Up Reserve Account Funded Amount and the Estimated Maturity Period, and (z) no Termination Event or Potential Termination Event would then exist or result from the inclusion thereof as Receivables.

                 (e) Assignment. No Seller shall assign any of its respective rights or delegate any of its respective duties under this Agreement, the TAA, or any of the other Transaction Documents to which such Seller is a party, without the prior written consent of the Agent.

                 (f) Change in Payment Instructions to Obligors. No Seller shall add or terminate any bank as a Lock-Box Bank, any account as a Lock-Box Account or any lock-box as Lock-Box to or from those listed on Schedule 4.01(o) hereto or, except as otherwise permitted pursuant to Section 5.01(i) of this Agreement, make any change in its instructions to Obligors regarding payments to be made to any Lock-Box, Lock-Box Account or Permitted Unblocked Account, unless, in each case, (i) such instructions are to deposit such payments to another existing Lock-Box or Lock-Box Account of such Seller or (ii) the Agent shall have received written notice of such addition, termination or change at least 30 days prior thereto and the Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account or Lock-Box, as applicable.

                 (g) Deposits to Lock-Box Accounts and Permitted Unblocked Accounts. No Seller shall deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box, Lock-Box Account or Permitted Unblocked Account any cash or cash proceeds other than Collections of Receivables; provided, however, that collections of Non-Qualified LEC Receivables and/or the Related Security associated therewith may be deposited into the Lock-Box Accounts from time to time hereafter until such time (but not later than December 31, 1996) as the applicable Seller can make arrangements with the applicable LECs and/or the applicable Lock-Box Banks to divert such payments to other accounts or sub-accounts, and until such time, the applicable Seller shall notify the Collection Agent of the deposit thereof to any such Lock-Box Account within one Business Day after such Seller's acquiring knowledge of the deposit thereof into any such Lock-Box Account; and provided, further, however, that if any such cash or cash proceeds other than Collections are inadvertently deposited or credited to any Lock-Box Account or Permitted Unblocked Account, such Seller shall notify the Purchaser and the Collection Agent immediately, but in any event within one (1) Business Day, after such Seller shall have become aware thereof or shall have received notice thereof. Each Seller hereby represents and warrants that the Associated LEC Payments relating to such Seller's Qualified LEC Receivables are readily identifiable and distinguishable from those pavements relating to such Seller's Non-Qualified LEC Receivables.

                 (h) Change of Name, Etc. No Seller shall change its name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC as in effect in the State of New York and the State in which such Seller's chief executive office and principal place of business is located) nor the location of its chief executive office or any office where Records are kept, unless at least 30 days prior to the effective date of any such change such Seller delivers to the Purchaser, the Agent and the Collateral Agent (i) such documents, instruments or agreements, executed by such Seller as are necessary to reflect such change and to continue the perfection of the Purchaser's, the Agent's and the Collateral Agent's ownership interests or security interests in the Receivables and the Related Assets and (ii) new or revised Lock-Box Agreements executed by the Seller's Lock-Box Banks which reflect such change and enable the Agent to continue to exercise its rights with respect thereto.

                 (i) Actions Inconsistent Herewith. No Seller shall take any action under this Agreement that shall have a material adverse effect on the Purchaser, the Agent, the Company or any Bank Investor or which is inconsistent with the terms of this Agreement or the TAA.

                 (j) ERISA Matters. No Seller shall, nor permit any of its ERISA Affiliates to, (i) engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that such Seller or any of its ERISA Affiliates is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to such Seller or any of its ERISA Affiliates under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events occurring within any twelve month period, in the aggregate, involve a payment of money or an incurrence of liability by such Seller or any of its ERISA Affiliates, in an amount in excess of $5,000,000. Without limiting the foregoing in any manner whatsoever, such Seller shall, and shall cause any such ERISA Affiliate, as applicable, to (i) satisfy any such liability in excess of $100,000, in the aggregate, and to remedy the circumstances giving rise thereto, in each case, in each case, within 10 days after such Person acquires or should have acquired knowledge thereof and (ii) satisfy any such other liability or obligation and remedy the circumstances giving rise thereto, in each case, as soon as practicable (exercising commercially reasonable efforts) after such Person acquires actual knowledge thereof.

                 (k) Sale Treatment. No Seller shall account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by this Agreement in any manner other than as a sale of such Seller's Receivables by such Seller to the Purchaser, except to the extent otherwise required by GAAP or applicable law. In addition, No Seller shall fail to disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons' financial statements) the existence and nature of the transaction contemplated hereby and the interest of the Purchaser hereunder.

                 (l) Tariffs. No Seller shall file or consent to the filing of any Tariff relating to any Receivable or any amendment to any such Tariff with any Official Body which would cause such Tariff to conflict with the terms relating to Tariffs set forth in Schedule 5.02(l) hereto or otherwise be inconsistent with the terms of, or adversely affect the interests of the Purchaser, the Agent, the Company, or the Bank Investors under, this Agreement, the TAA or any of the other Transaction Documents.

                 (m) Amendments to Qualified LEC Agreements or Tariffs. No Seller shall agree to make or make any material amendment, modification or change to any of the Qualified LEC Agreements or any Tariff relating to any of the Receivables which shall adversely affect the collectibility of the Receivables covered thereby or the Related Security relating thereto or the interest of the Purchaser or the Agent therein; or terminate any Qualified LEC Agreement, except for any such termination that does not affect or relate to any Qualified LEC Receivable that was outstanding on the date of such termination.



                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTION

                 SECTION 6.01. Collection of Receivables. (a) Each Seller hereby acknowledges and agrees that the Agent has the exclusive ownership and control of each Lock-Box and Lock-Box Account maintained by such Seller at a Lock-Box Bank, and each Seller hereby agrees to take any further action necessary or that the Agent or the Purchaser may reasonably request to evidence and/or effect such ownership and control. If the Collection Agent or any Seller or its agents or representatives shall at any time receive any cash, checks or other instruments constituting Collections, such recipient shall immediately, but in any event within two (2) Business Days after its receipt thereof, remit such Collections, duly endorsed or with duly executed instruments of transfer, to a Lock-Box Account. At any time after the occurrence of a Termination Event:

                 (x) the Purchaser (or its assignees) may notify any or all of the Obligors of the ownership of Purchased Assets by the Purchaser (or any such assignee) and may direct any or all of the Obligors of Receivables included in the Purchased Assets to pay all amounts payable under any such Receivables directly to the Purchaser (or any such assignee) or its designee;

                 (y) at the Purchaser's (or any such assignee's) request and at such Seller's expense, each Seller shall give notice of the Purchaser's (or any such assignee's) ownership of Purchased Assets purchased from such Seller to each Obligor and/or LEC thereunder and direct that payments with respect to the Receivables be made directly to the Purchaser (or any such assignee) or its designee and assemble all Records of such Seller, and make the same available to the

         Purchaser (or any such assignee) or its designee at a place selected by the Purchaser (or its assignee) or its designee; or

                 (z) at the Purchaser's or the Agent's request, each Seller shall (A) assemble all of the Records, and shall make the same available to the Agent or its designee at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Purchaser and the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

Each Seller hereby authorizes the Purchaser and/or the Collection Agent, on behalf of the Purchaser, and gives each of the Purchaser and the Collection Agent its irrevocable power of attorney, which authorization shall be coupled with an interest, to take any and all steps in such Seller's name and on behalf of such Seller, which steps are necessary or desirable, in the reasonable determination of the Purchaser and/or the Collection Agent, to collect all amounts due under the Purchased Assets, including, without limitation, endorsing such Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

                 (b) The Purchaser shall, or shall cause the Collection Agent to, following notification that collections of any receivable or other intangible owed to any Seller or any Affiliate thereof, which is not a Purchased Asset, have been deposited into a Lock-Box Account, segregate all such collections and, after such misapplied collections have been reasonably identified to the Purchaser, the Purchaser shall, or shall cause the Collection Agent to, turn over to such Seller or such Affiliate, as applicable, all such collections less all reasonable and appropriate out-of-pocket costs and expenses, if any, incurred by the Purchaser or the Collection Agent in collecting such receivables. All amounts deposited in a Lock-Box Account during any calendar month which are not identified prior to the succeeding Report Date as collections on receivables or intangibles not included in the Purchased Assets shall be irrevocably deemed to be Collections of the Receivables and the property of the Purchaser.

                 SECTION 6.02. Designation of Collection Agent. (a) The servicing, administering, enforcement and collection of the Receivables and the Related Assets shall be conducted by the Person (the "Collection Agent") designated pursuant to Section 6.1 of the TAA. Until the Purchaser gives notice to the Sellers of the designation of a new Collection Agent as prescribed in the TAA, LCI is hereby designated as, and LCI hereby agrees to perform the duties and obligations of, the

Collection Agent in accordance with this Agreement, the TAA and the other Transaction Documents. The Collection Agent will have responsibility for the management of the servicing and receipt of Collections in respect of the Receivables and will have the authority to make any management decisions relating to the Receivables to the extent such authority is granted to the Collection Agent hereunder or under the other Transaction Documents; and it being further understood that for so long as any Affiliated Entity acts as Collection Agent or Sub-Collection Agent, such Person (x) performs its duties hereunder for the benefit of the Purchaser and its assignees and (y) holds all Receivables, Related Assets, Records and Collections which it receives in its capacity solely as Collection Agent or Sub-Collection Agent, as applicable, and claims or retains no legal or beneficial title or interest therein or thereto. Subject to the terms of the TAA, the Agent may at any time designate any Person (including itself) to replace LCI or any successor Collection Agent as Collection Agent. The Collection Agent may, with the prior written consent of the Agent, subcontract with any other Person (including, without limitation, the LECs) for the servicing, administering or collecting of the Receivables (any such Person with which the Collection Agent may so sub-contract being a "Sub-Collection Agent" and collectively, the "Sub-Collection Agents"); provided, however, that the Collection Agent shall remain liable for the performance of the duties and obligations of the Collection Agent and Sub-Collection Agents pursuant to the terms hereof; it being understood and agreed, that (i) the Agent may at any time after the occurrence of any Collection Agent Default, with respect to such Sub-Collection Agent, terminate or cause the Collection Agent to replace any Sub-Collection Agent and (ii) unless otherwise specified by the Agent, each Sub-Collection Agent's appointment hereunder shall automatically terminate upon the resignation or removal of the Collection Agent that appointed such Sub-Collection Agent; and it being further understood and agreed that the appointment of each of the Collection Agent and the Sub-Collection Agents shall terminate on the Collection Date. In connection therewith, the Collection Agent hereby appoints each Seller as, and each Seller hereby agrees to act as, a Sub-Collection Agent under the TAA and this Agreement. Each such Seller will be responsible, as directed by the Collection Agent, for the servicing and administration of only the Receivables originated by it. The Agent hereby consents to the appointment of each of the Sellers as Sub-Collection Agents as aforesaid. To the extent permitted by applicable law, each of the Sellers (to the extent such Person is not then acting as Collection Agent or Sub-Collection Agent hereunder) hereby grants to any Collection Agent appointed pursuant to the terms hereunder and under the TAA, an irrevocable power of attorney to take any and all steps in such Seller's name and on behalf of the Seller necessary or desirable, in the reasonable determination of the Collection Agent, to collect all amounts due under any and all of the Receivables, including without limitation endorsing such Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

                 (b) Resignation of the Collection Agent. Neither the Collection Agent nor any of the Sub-Collection Agents (to the extent any of the foregoing are Affiliated Entities) shall resign from the obligations and duties imposed on it as Collection Agent or Sub-Collection Agent, as applicable, except upon such Person's determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Collection Agent or Sub-Collection Agent, as applicable, could take to make the performance of its duties hereunder permissible under applicable law. No resignation by the Collection Agent or Sub-Collection Agent shall become effective until a successor Collection Agent or Sub-Collection Agent, as applicable, satisfactory to the Agent shall have assumed the responsibilities and obligations of the Collection Agent or the Sub-Collection Agent, as applicable, in accordance with the terms hereof and with the terms of any other Transaction Document to which such Person is a party.

                 SECTION 6.03. Duties of the Collection Agent. (a) Duties of Collection Agent in General. The Collection Agent shall service and administer the Receivables and the other Purchased Assets and, subject to the terms and provisions of this Agreement, shall have full power and authority to do any and all things in connection with such collection and administration which it may deem necessary or appropriate. The Purchaser and/or each Seller, as applicable, shall execute and deliver to the Collection Agent any powers of attorney or other instruments or documents that the Collection Agent may reasonably deem necessary or appropriate to enable the Collection Agent to carry out its collections and administrative duties hereunder. The Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, with reasonable care and diligence, and all in substantial compliance with applicable law and in accordance with the applicable Credit and Collection Policies.

                 (b) Modification of Receivables, Etc. The Collection Agent may (x) so long as no Termination Event shall have occurred and be continuing, extend the maturity of any Receivable, but not beyond thirty (30) days, or adjust the Outstanding Balance of any Receivable as, in either case, the Collection Agent may determine to be appropriate in accordance with the applicable Credit and Collection Policy in order to maximize Collections thereof, and (y) with respect to any LEC Receivable, the applicable LEC may adjust or extend the maturities and/or the Outstanding Balances of such Receivables in accordance with, and as permitted pursuant to, the applicable LEC Agreement; provided, however, that, in either case, such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or a Defaulted Receivable.

                 (c) Documents and Records. The Collection Agent shall maintain at all times complete books, records and accounts relating to the Receivables and the other Purchased Assets as are necessary for performance of its obligations hereunder and under the TAA, and shall hold all such books, records and accounts constituting Records in trust for the Purchaser; it being understood and agreed, that in accordance with the Sellers' ordinary courses of business with respect to the LEC Receivables, certain of the above-described books, records and accounts are being held by the LECs, but all books, records and accounts maintained by the Collection Agent with respect to such LEC Receivables shall be prepared and kept in accordance with such Seller's current business practices and shall be subject to the terms of this provision. Copies of such books, records and accounts maintained by the Sellers shall promptly be delivered to the Purchaser or its agents, representatives or assignees upon request, including, without limitation, the Agent. Upon the appointment of any successor Collection Agent, or upon the request of the Agent from and after a Collection Agent Default, the Collection Agent shall, at its own expense, deliver all such Records and copies of such other books, records and accounts to such successor Collection Agent and/or the Agent, as applicable.

                 (d) Certain Duties to the Sellers. The Collection Agent, if other than an Affiliated Entity, shall, as soon as practicable after a demand by a Seller, and at the expense of such Seller, deliver to such Seller all documents, instruments and records in its possession that evidence or relate to receivable of such Seller or other Persons that are not Receivables or Purchased Assets, and copies of all documents, instruments and records in its possession that evidence or relate to Receivables and Purchased Assets originated by such Seller.

                 (e) Grant of Power of Attorney. The Purchaser hereby grants to the Collection Agent an irrevocable power of attorney, with full power of substitution, to take in the name of the Purchaser all steps which are reasonably necessary or appropriate to endorse, negotiate, deposit or otherwise realize on any writing of any kind held or transmitted by the Purchaser in connection with any Receivable or Purchased Asset.

                 (f) Turnover of Collections. If the Collection Agent shall at any time receive any cash, checks or other instruments constituting Collections, the Collection Agent shall segregate such payments and hold such payments in trust for, and in a manner acceptable to the Purchaser and otherwise as may be required under the TAA and shall, promptly upon receipt (and in any event within two (2) Business Days following such receipt), remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to a Lock-Box Account.

                 (g) Successor Collection Agent. In the event that either the Purchaser, pursuant to its rights hereunder, or the Agent, pursuant to its rights under the TAA, shall appoint a successor Collection Agent, the Collection Agent agrees to cooperate with the Purchaser or the Agent, as applicable, and such successor Collection Agent in effecting the transfer of the responsibilities and rights of the Collection Agent hereunder to such successor Collection Agent.

                 SECTION 6.04. Responsibilities of the Sellers. Anything herein to the contrary notwithstanding:

                 (a) Each Seller shall (i) perform all of its obligations under the Contracts related to the Receivables sold by it hereunder to the same extent as if such Receivables had not been sold hereunder and the exercise by the Purchaser (or any of its assignees) of its respective rights hereunder shall not relieve such Seller from such obligations and (ii) pay when due any taxes, excise taxes and/or surcharges relating to the origination and sale of the Receivables and the other Purchased Assets, except any such taxes, excise taxes and/or surcharges which such Seller is contesting in good faith and by appropriate proceedings and in respect of which (x) such Seller has established adequate reserves on its books and records and (y) no Adverse Claim on any of the Purchased Assets has resulted from the non-payment thereof.

                 (b) Neither the Purchaser nor any of its assignees shall have any obligation or liability with respect to any Contract related to any Receivable, nor shall the Purchaser or any such assignee be obligated to perform any of the obligations of the applicable Seller thereunder.

                 (c) Each Seller, to the extent it is then acting as the Collection Agent or a Sub-Collection Agent, may continue to hold for the benefit of (and in trust for) the Purchaser, the Agent, the Company and/or the Bank Investors, all Records that evidence or relate to such Seller's Receivables and other Purchased Assets conveyed to the Purchaser under this Agreement, and shall, upon the request of the Purchaser, any of its assignees (including the Agent) or the Collection Agent, deliver to the Purchaser, any such assignee and/or the Collection Agent, as directed, any or all such Records (other than any such items held by any LEC at such time).

                 SECTION 6.05. Further Action Evidencing Purchases. (a) Each Seller agrees that at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary to perfect, protect or more fully evidence the Purchaser's, the Agent's, the Company's and/or the Bank Investors' respective interests in the Purchased Assets, or to enable The Purchaser, the Agent, the Company or any of the

Bank Investors to exercise or enforce any of their respective rights hereunder. Without limiting the generality of the foregoing, each Seller will:

                 (i) execute and file such financing statements (which statements may be in any form, including in the form of a carbon, photographic or other reproduction of this Agreement) continuation statements or amendments thereto or assignments thereof as may be requested by the Agent, the Purchaser, the Company or any of the Bank Investors;

                 (ii) mark its master data processing records and, upon the Purchaser's, the Agent's, any Bank Investor's or the Company's request, its Contracts and other documents with a legend (in form and substance satisfactory to the Agent) describing the conveyance hereunder to the Purchaser and the Agent, for the benefit of the Company and the Bank Investors, of the Purchased Assets; and

                 (iii) obtain additional search reports as may be reasonably requested by the Purchaser, the Agent, the Company or any of the Bank Investors in order to perfect or protect their respective interests in the Purchased Assets.

Each of the Sellers hereby authorizes and appoints each of the Agent and the Collection Agent as its attorney-in-fact, to the fullest extent permitted by applicable law, to sign and file UCC financing statements, continuation statements and amendments thereto and assignments thereof without the Seller's signature. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Purchased Assets or any part thereof, shall be sufficient as a financing statement.

                 (b) If any Seller fails to perform any of its agreements or obligations under this Agreement, following expiration of any applicable cure period, the Purchaser (or any assignee thereof) may (but shall not be required to) perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Purchaser (or any such assignee) incurred in connection therewith shall be payable by such Seller upon the Purchaser's (or any such assignee's) written demand therefor (which demand shall itemize such expenses in reasonable detail).

                 SECTION 6.06. Application of Collections. Any payment by an Obligor in respect of any indebtedness or other obligations owed by such Obligor to a Seller shall, except as otherwise specified by such Obligor or otherwise required by law, be applied as a Collection of any Receivable of such Obligor purchased hereunder (in the order of the age by invoice date of such Receivables, starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to (i) any Receivable arising subsequent to the

Termination Date which is not purchased hereunder or (ii) any other indebtedness of such Obligor to the Seller.

                 SECTION 6.07. Servicing Compensation. Pursuant to the TAA, the Company or the Bank Investors shall pay to the Collection Agent a Servicing Fee, as full compensation for servicing activities performed by the Collection Agent under this Agreement, the TAA and the other Transaction Documents, as more fully described in (and subject to the limitations set forth in) (x) the definition of "Servicing Fee" set forth in the TAA and (y) Sections 2.5 and 2.6 of the TAA. The Servicing Fee payable pursuant to the TAA shall be paid to the Collection Agent who shall then allocate such fee among itself and the Sub-Collection Agents as the Collection Agent and such Sub-Collection Agents may determine as among themselves. None of the Company, the Agent or the Bank Investors shall have any liability for the payment of any Sub-Collection Agent unless each such party shall have agreed to be so bound in writing.

                 SECTION 6.08. Collection Agent Liability. The Purchaser and the Agent shall have the absolute and unlimited right to direct the Collection Agent (whether the Collection Agent is an Affiliated Entity or any other Person) to commence or settle any legal action to enforce Collection of any Receivable or to foreclose upon or repossess any Purchased Assets; provided, however, that neither the Purchaser nor the Agent shall have any such rights to give any such directions to any of the LECs unless it would be permitted to do so pursuant to the applicable LEC Agreement; and provided, further, however, that the Collection Agent shall not make the Agent, the Company, any Bank Investor or any of the foregoing's Affiliates a party to any litigation or proceeding without such Person's express written consent.


                                  ARTICLE VII

                                INDEMNIFICATION

                 SECTION 7.01. Indemnities by the Sellers. Without limiting any other rights which the Purchaser may have hereunder or under applicable law, the Sellers each hereby jointly and severally agree to indemnify the Purchaser and any successors and permitted assigns and their respective officers, directors, employees and agents (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding between any of the Sellers (including, in such Person's capacity as the Collection Agent or a Sub-collection Agent) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of any of the following, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party, (ii) recourse (except as otherwise specifically provided in this Agreement) for Receivables which are uncollectible for credit reasons, or
(iii) any breach by the Purchaser or any Collection Agent or Sub-Collection Agent (in either case, if other than an Affiliated Entity) of any of such Person's representations, warranties, covenants or undertakings hereunder or under any of the other Transaction Documents:

                 (i) any representation or warranty made by any of the Sellers (including in such Person's capacity as the Collection Agent or a Sub-Collection Agent) or any officers of the Seller (including in such Person's capacity as the Collection Agent or a Sub-Collection Agent) under or in connection with this Agreement, any of the other Transaction Documents, any Investor Report delivered by the Collection Agent (if an Affiliated Entity) or any other information or report delivered by the Seller or the Collection Agent on such Seller's behalf (and based on information provided by such Seller) pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made; it being understood and agreed, that for purposes of determining the veracity of any representation or warranty for purposes of this clause (i) and the existence of an indemnifiable claim hereunder, any limitation contained in any representation or warranty relating to the occurrence or reasonable expectation of the occurrence of a Material Adverse Effect shall be disregarded;

                 (ii) the failure by any of the Sellers (including in such Person's capacity as the Collection Agent or a Sub-Collection Agent) to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

                 (iii) the failure to vest and maintain vested in the Purchaser or to transfer to the Purchaser, legal and equitable title to and first priority perfected ownership of, the Receivables and the Related Assets, which are sold, conveyed or otherwise transferred by a Seller hereunder, free and clear of any Adverse Claim (other than Adverse Claims created under the other Transaction Documents);

                 (iv) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Receivables or the Related Assets;

                 (v) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of goods, inventory or merchandise or services related to such Receivable or the furnishing or failure to furnish such goods, inventory, merchandise or services;

                 (vi) any failure of the Collection Agent (if an Affiliated Entity) to perform its duties or obligations in accordance with the provisions hereof;

                 (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with goods, merchandise, inventory or services which are the subject of any Receivable or Contract;

                 (viii) the failure by any of the Sellers (individually or as Collection Agent or a Sub-Collection Agent) to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which such Seller is a party or to perform any of its respective duties under the Contracts; it being understood and agreed, that for purposes of determining such compliance for purposes of this clause (viii) and the existence of an indemnifiable claim hereunder, any limitation contained in any covenant or undertaking relating to the occurrence or reasonable expectation of the occurrence of a Material Adverse Effect shall be disregarded;

                 (ix) the failure of any of the Sellers to pay when due or to collect any taxes, including without limitation, sales, excise or personal property taxes or surcharges payable in connection with any of the Receivables;

                 (x) any repayment by an Indemnified Party of any amount previously distributed which such Indemnified Party believes in good faith is required to be made (other than as a result of the discharge in bankruptcy of the Obligor on any Receivable);

                 (xi) the commingling by any of the Sellers or the Collection Agent (if an Affiliated Entity) of Collections of Receivables at any time with other funds;

                 (xii) any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Purchases by the Seller, the ownership or maintenance of any interest in the

         Purchased Assets of or any Receivable, Related Security or Contract, other than any of the foregoing related to (x) any such Indemnified Party's (or any "Indemnified Party's" under (and as such term is defined in) the TAA) authority, ability, capacity or qualification to enter into the transactions contemplated hereunder and under the other Transaction Documents to which such Indemnified Parties or "Indemnified Parties" are a party or (y) any costs, fees or expenses incurred in connection with any proceeding for the collection of any Receivable from the Obligor thereof;

                 (xiii) the failure of any Lock-Box Bank to remit any amounts held in the Lock-Boxes or the Lock-Box Accounts pursuant to the instructions of the Collection Agent (if an Affiliated Entity), the Agent, the Purchaser or any Seller (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable Lock-Box Agreement) whether by reason of the exercise of set-off rights or otherwise;

                 (xiv) any action taken by the Seller, or the Collection Agent (if an Affiliated Entity) or any LEC in the enforcement or Collection of any Receivable;

                 (xv) the sale of any Noncomplying Receivable by any of the Sellers to the Purchaser;

                 (xvi) the amendment, modification or termination of any LEC Agreement or any Tariff relating thereto or affecting any Receivable in existence prior to the effective date of any such amendment, modification or termination, unless previously consented to by the Agent and the Purchaser;

                 (xvii) any failure by any Seller to perform its obligation under any LEC Agreement to which it is a party;

                 (xviii) any set-off against any of the Purchased Assets by any LEC other than in respect of the non-collection of any delinquent or defaulted Receivables;

                 (xix) the inability to collect any Government Receivable or the Related Security with respect thereto from any Government Obligor as a result of the non-compliance by the applicable Seller, the Purchaser or the Agent with the Assignment of Claims Act , 31 U.S.C. Sections 3727 et seq. (1982) and 41 U.S.C. Sections 15 et seq. (1982) (in each case, as amended), whether or not compliance therewith is required hereunder; or

                 (xx) the inability to obtain jurisdiction over or enforce any Foreign Receivable against the Obligor thereon.

                                  ARTICLE VIII

                                 MISCELLANEOUS

                 SECTION 8.01. Waivers; Amendments. No failure or delay on the part of the Purchaser (or any assignee thereof) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the Purchaser, the Agent and, unless expressly otherwise provided herein, the Majority Investors.

                 SECTION 8.02. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified for such Person and confirmation is received, (ii) if given by mail, three (3) Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified on the signature pages hereof.

                 If to the Purchaser:

                          LCI SPC I, Inc.
                          8180 Greensboro Drive
                          Suite 900
                          McLean, Virginia  22102
                          Attention:  Karen Perry
                          Telephone:  (703) 610-4840
                          Telecopy:   (703) 714-1733

                          Payment Information:
                          The First National Bank of Chicago
                          One First National Plaza
                          Chicago, Illinois 60670
                          ABA No.: 071-000-013
                          Account No.:  5563925
                          Reference:  LCI SPC I, Inc.

                 With a copy to:

                          Willkie, Farr & Gallagher
                          One CitiCorp Center
                          153 E. 53rd Street
                          New York, New York  10022
                          Attn:  Richard Sammis, Esq.
                          Telephone: (212) 821-8263
                          Telecopier:  (212)821-8111


                 If to a Seller, at its address set forth on the signature pages hereto


                 If to the Collection Agent or a Sub-Collection Agent, to the Collection Agent at:

                          LCI International Telecom Corp.
                          8180 Greensboro Drive
                          Suite 900
                          McLean, Virginia  22102
                          Attention: John J. Dillon
                          Telephone: (703) 848-4490
                          Telecopy:  (703) 918-4660

                 With a copy to:

                          Willkie, Farr & Gallagher
                          One CitiCorp Center
                          153 E. 53rd Street
                          New York, New York  10022
                          Attn:  Richard Sammis, Esq.
                          Telephone: (212) 821-8263
                          Telecopier:  (212)821-8111

                 If to the Agent, the Company or any of the Bank Investors, to the Agent at:


                          NationsBank, N.A.
                          NationsBank Corporate Center--10th Floor
                          Charlotte, North Carolina  28255
                          Attention:  Michelle M. Heath--
                                         Structured Finance
                          Telephone:  (704) 386-7922
                          Telecopy:   (704) 388-9169

                 SECTION 8.03.  Effectiveness; Binding Effect; Assignability.
(a) This Agreement shall become effective on the Closing Date and shall, from and after such date, be binding upon and inure to the benefit of each of the Sellers and the Purchaser and their respective successors and permitted assigns. None of the Sellers may assign any of their rights or delegate any of their duties hereunder or any interest herein without the prior written consent of the Agent. No provision of this Agreement shall in any manner restrict the ability of the Purchaser (or the Company or any Bank Investor as assignees of the Purchaser) to assign, participate, grant security interests in, or otherwise transfer any of their rights or remedies hereunder.

                 (b) Without limiting the foregoing, each of the Sellers hereby acknowledges that, contemporaneously herewith, the Purchaser is selling, assigning, transferring and conveying to the Agent (for its benefit and for the benefit of the Company, the Bank Investors, and each of the foregoing's respective assignees) under the TAA, all of the Purchaser's right and title to and interest in, among other things, the Purchased Assets and this Agreement, including all of the Purchaser's rights, remedies, powers and privileges, and all claims of the Purchaser against the Sellers, under or with respect to this Agreement (whether arising pursuant to the terms of this Agreement or otherwise available at law or in equity), including (i) the rights of the Purchaser and the obligations of the Sellers hereunder and (ii) the right, at any time, to give or withhold consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement or the obligations of the Sellers hereunder, in each case, to the same extent as the Purchaser may do so. Each of the Sellers hereby consents to such sale, transfer, assignment and conveyance to the Agent and acknowledges and agrees that the Agent, as the assignee of the Purchaser for the benefit of the Company, the Bank Investors and each of the foregoing's respective assignees, including but not limited to the Collateral Agent, shall be a third party beneficiary of the rights and remedies of the Purchaser arising hereunder and under the other Transaction Documents to which any of the Sellers is a party.

                 (c) Each of the Sellers hereby agrees to execute all agreements, instruments and documents, and to take all other action, that the Purchaser or the Agent reasonably determines is necessary or appropriate to evidence the assignments described in clause (b) immediately above. To the extent that the Purchaser, individually or through the Collection Agent, has granted or grants powers of attorney to the Agent under the TAA, each Seller hereby grants a corresponding power of attorney on the same terms to the Purchaser. Each Seller hereby acknowledges and agrees that the Purchaser, in all of its capacities, shall assign to the Agent for the benefit of the Company, the Bank Investors, and each of the foregoing's respective assignees, such powers of attorney and other rights and interests granted by each Seller to the Purchaser hereunder and agrees to cooperate fully with the Agent in the exercise of such rights.

                 (d) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided, however, that (i) the rights and remedies with respect to any breach of any of the provisions of Section 8.06, (ii) the indemnification and payment provisions of
Article VII and Section 8.05 and (iii) the provisions of Section 8.09, shall, in each case, be continuing and shall survive any termination of this Agreement.

                 SECTION 8.04. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

                 (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS DISTINGUISHED FROM THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF NEW YORK. EACH OF THE SELLERS AND THE PURCHASER HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE SELLERS AND THE PURCHASER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING

IN THIS SECTION 8.04 SHALL AFFECT THE RIGHT OF THE PURCHASER TO BRING ANY ACTION OR PROCEEDING AGAINST ANY SELLER OR ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

                 (b) EACH OF THE SELLERS AND THE PURCHASER HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

                 SECTION 8.05. Costs and Expenses. In addition to the rights of indemnification under Article VII hereof, the Sellers agree to pay the Purchaser on demand all costs and expenses (including without limitation, reasonable counsel fees and expenses) in connection with the enforcement of the covenants, agreements, liabilities and obligations of the Sellers and the Collection Agent under this Agreement and the other Transaction Documents.

                 SECTION 8.06. Confidentiality. (a) The Purchaser hereby acknowledges that the Records and other information which the Sellers must assign and/or deliver to the Purchaser hereunder may contain information in which the Sellers have a proprietary interest and which may not, at the time of assignment and/or delivery, be generally available to and known by the public. The Purchaser hereby agrees to maintain as confidential all such information obtained from the Sellers which is not otherwise generally available to the public and not to disclose such information to any other Person, provided, however, that nothing in this Section 8.06 shall prevent the Purchaser or its assignee from disclosing such information (i) to any permitted assignee of the Purchaser or its assignees, in each case, so long as such Person is made aware of the confidential nature thereof; (ii) to the Purchaser's or such assignee's (and such assignees') employees, agents, attorneys and accountants; provided such Persons are made aware of the confidential nature thereof; (iii) any Official Body having jurisdiction over such party, (iv) which has been obtained from any Person other than the Purchaser or its assignees, any Seller or a party hereto, (v) in connection with any pending or threatened litigation among the parties to the Transaction Documents; (vi) to any national rating agency rating the securities of any such Person, (vi) to the extent already in the public domain (other than as a result of the breach of the terms of this clause
(a) by the Purchaser), any other Person, or (viii) as otherwise expressly contemplated by this Agreement.

                 (b) Notwithstanding the foregoing, each of the Sellers hereby consents to the disclosure of any non-public information with respect to it received by the Purchaser to any of the Company, the Agent, any nationally recognized rating agency rating the Company's Commercial Paper, the Administrative Agent, the Collateral Agent, any Bank Investor or potential Bank Investor, the Liquidity Provider, any potential participant in the Liquidity Provider Agreement or the Credit Support Provider in relation to the TAA.

                 (c) Each of the Sellers hereby agrees that it will not disclose the contents of the TAA, this Agreement or any other proprietary or confidential information of the Company, the Agent, the Administrative Agent, the Collateral Agent, any Liquidity Provider or any Bank Investor to any other Person except (i) such Seller's auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information, (ii) as otherwise required by applicable law (including, the filing of any such agreement with the Securities Exchange Commission to the extent reasonably deemed to be required in accordance with the Securities Exchange Act of 1934, as amended) or order of a court of competent jurisdiction, or (iii) to the extent any such information is already in the public domain (other than as a result of a breach by any of the Seller of the provisions of this clause (c)), any other Person.

                 SECTION 8.07. Execution in Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                 SECTION 8.08. Purchase Termination. (a) The agreements of the Sellers to sell Receivables hereunder may be terminated at any time by the Sellers by giving written notice thereof to the Purchaser and the Agent of the Sellers' election to terminate this Agreement, in which event the Purchase Termination Date shall thereafter occur on the date specified therefor by the Sellers' in such notice, but in any event not less than 60 days after the Agent's receipt of such notice.

                 (b) Notwithstanding any such termination described under paragraph (a) above, all other provisions of this Agreement shall remain in full force and effect as provided in Section 8.03. On or after the termination of this Agreement, the Purchaser will, at the request and the joint and several expense of the Sellers, execute and deliver to the Sellers such UCC termination statements and other documents as the Sellers may reasonably request to evidence such termination.

                 SECTION 8.09. No Proceedings. (a) Each of the Sellers hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of the Company, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any other state of the United States.

                 (b) Each of the Sellers and the Collection Agent (including any Sub-Collection Agents) hereby agrees that it will not institute against the Purchaser, or join any other Person in instituting against The Purchaser, any proceeding of the type referred to in the definition of "Bankruptcy Event", so long as any Aggregate Unpaid shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Aggregate Unpaid shall have been outstanding. The foregoing shall limit the rights of any Seller under any and all agreements it may have with the Purchaser but shall not limit the right of any Seller to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against the Purchaser by any Person other than a Seller or any Affiliate thereof.

                 SECTION 8.10. Entire Agreement. This Agreement, together with the other Transaction Documents, including the exhibits and schedules hereto and thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

                 SECTION 8.11. Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the Closing Date, the initial Purchase and each subsequent Purchase and shall continue in full force and effect until the Collection Date.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                   LCI SPC I, INC.



                                   By:    /s/ JOHN J. DILLON
                                        -------------------------
                                   Name:  John J. Dillon
                                   Title:  Vice President


                                   LCI INTERNATIONAL TELECOM CORP.,
                                   individually and as the initial
                                   Collection Agent



                                   By:    /s/ JOHN J. DILLON
                                        -------------------------
                                   Name:  John J. Dillon
                                   Title:  Vice President - Finance
                                           and Treasurer
                                   8180 Greensboro Drive
                                   Suite 900
                                   McLean, Virginia  22102
                                   Attention:
                                   Telephone:
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